United States

Securities and Exchange Commission

Washington, D.C. 20548

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ExlService Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

April 29, 2013

Dear Stockholder:

On behalf of the board of directors of ExlService Holdings, Inc., I am pleased to invite you to the 2013 Annual Meeting of Stockholders, which will be held on June 14, 2013, in Washington, D.C.

The Annual Meeting will begin with discussion and voting on the matters set forth in the accompanying notice of the Annual Meeting and Proxy Statement, followed by discussion of other business matters properly brought before the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The board of directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

Vikram Talwar

Chairman

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to the 2013 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the Mandarin Oriental, 1330 Maryland Avenue, SW, Washington, D.C., 20024 on June 14, 2013, at 9:00 AM, Eastern Time, for the purposes of voting on the following matters:

1.	the election of two Class I members of the board of directors of the Company for a term of three years each;

2.	the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2013;

3.	the approval of the compensation of the named executive officers of the Company; and

4.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you are a stockholder of record at the close of business on April 30, 2013, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 280 Park Avenue, 38th Floor, New York, New York 10017, for a period of 10 days prior to the date of the Annual Meeting and at the Annual Meeting itself.

Whether or not you expect to attend the Annual Meeting in person, the Company encourages you to promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the postage prepaid envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares in person. You can revoke a proxy at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting.

By Order of the Board of Directors

Amit Shashank

Executive Vice President,

General Counsel and Corporate Secretary

New York, New York

April 29, 2013

The Company’s Annual Report on Form 10-K for fiscal year 2012 accompanies this notice, but is not incorporated as part of the enclosed Proxy Statement and should not be considered part of the proxy solicitation materials.

i

280 Park Avenue, 38th Floor

New York, New York 10017

(212) 277-7100

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2013 Annual Meeting of Stockholders to be held at the Mandarin Oriental, 1330 Maryland Avenue, SW, Washington, D.C., 20024 at 9:00 AM, Eastern Time, on June 14, 2013, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 29, 2013.

Who Can Vote

Only stockholders who own shares of our common stock at the close of business on April 30, 2013, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 26, 2013, we had 32,690,986 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting. There is no cumulative voting in the election of directors.

How You Can Vote

If your shares are registered directly in your name with Registrar and Transfer Company, our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the specific instructions set forth in the enclosed proxy card.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Voting at the Annual Meeting. Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our board of directors recommends that you vote by mail as it is not practical for most stockholders to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

Required Vote; Effect of Abstentions and Broker Non-Votes

Quorum

A quorum, which is a majority of the issued and outstanding shares of our common stock as of April 30, 2013, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter.

Proposal 1: Election of Directors

Directors are elected by the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of electing the nominees as directors, withhold your vote on one or more nominees or abstain from voting your shares. For purposes of the vote on Proposal 1, abstentions will have no effect on the results of the vote.

Other Proposals

The ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers and each other item to be acted upon at the Annual Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of or against these proposals or you may abstain from voting your shares. For purposes of the vote on Proposals 2 (ratification of the appointment of our independent registered public accounting firm), 3 (approval of the compensation of our named executive officers) or such other item to be acted upon at the Annual Meeting, abstentions will have the effect of a vote against these proposals.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the ratification of the appointment of our independent registered public accounting firm and FOR the approval of the compensation of our named executive officers.

Shares Held in “Street Name” by a Broker

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the NASDAQ Stock Market), your broker will not be authorized to exercise its discretion and vote your shares on “non-routine” proposals, including the election of directors. As a result, a “broker non-vote” occurs. Accordingly, without your instructions, your broker would have discretionary authority to vote your shares only with respect to Proposal 2, ratification of the appointment of our independent registered public accounting firm.

Other Matters to Be Acted Upon at the Meeting

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this Proxy Statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Internet Availability of Proxy Materials

Our notice of meeting, proxy statement and form of proxy card are available on our website at http://ir.exlservice.com/proxy.cfm.

Important

Please promptly vote and submit your proxy by completing, signing, dating and returning the enclosed proxy card in the enclosed postage prepaid envelope so that your shares can be voted at the Annual Meeting. This will not limit your right to attend or vote at the Annual Meeting.

All Annual Meeting attendees may be asked to present valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank, trust or other nominee, before entering the Annual Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 624-5913.

OUR BOARD OF DIRECTORS

Our board of directors currently consists of eight directors divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. The current composition of our board of directors is as follows:

Class I Directors (term expiring in 2013):	Rohit Kapoor, our Vice Chairman and Chief Executive Officer (“CEO”) Kiran Karnik Anne E. Minto, OBE

Class II Directors (term expiring in 2014):	David B. Kelso Clyde W. Ostler Vikram Talwar, our Chairman

Class III Directors (term expiring in 2015):	Dr. Mohanbir Sawhney Garen K. Staglin, our Lead Director

The election of our Class I directors will take place at the Annual Meeting. If elected, each of the Class I director nominees will serve on our board of directors until our annual meeting of stockholders in 2016 or until their successors are duly elected and qualified in accordance with our by-laws.

The following sets forth additional information regarding our directors.

Vikram Talwar—Age: 63—co-founded ExlService.com, Inc., our predecessor (“EXL Inc.”), in April 1999 and has served as our Chairman since April 2011 and served as our Executive Chairman from May 2008 through March 2011. Mr. Talwar served as CEO and Vice Chairman of our board of directors from November 2002 to April 2008 and as Chief Executive Officer of EXL Inc. since January 2001. Prior to founding EXL Inc., Mr. Talwar served in various capacities at Bank of America, including Country Manager in India and other Asian countries from 1970 to 1996, and served as Chief Executive Officer and Managing Director of Ernst & Young Consulting India from 1998 to 1999. In the past five years, Mr. Talwar has served on the boards of directors of a public company in India and the U.K. and several private companies. The Company concluded, based in part on Mr. Talwar’s experience as a founder and past experience as CEO of the Company, that he should serve as a director.

Rohit Kapoor—Age: 48—co-founded EXL Inc. in April 1999 and has served as our Vice Chairman and CEO since April 2012 and as a director since November 2002. Mr. Kapoor served as our President and CEO from May 2008 to March 2012, as our Chief Financial Officer (“CFO”) from November 2002 until June 2005 and from September 2006 to March 2007, as our Chief Operating Officer from June 2007 until April 2008 and as President and Chief Financial Officer of EXL Inc. since August 2000. Prior to founding EXL Inc., Mr. Kapoor served as a business head of Deutsche Bank from July 1999 to July 2000. From 1991 to 2000, Mr. Kapoor served in various capacities at Bank of America in the United States and Asia, including India. Mr. Kapoor was appointed as a member of the board of directors of CA, Inc. on April 7, 2011. The Company concluded that in connection with Mr. Kapoor’s experience as a founder and current role as CEO of the Company, he should serve as a director.

David B. Kelso—Age: 60—has served as a director since July 2006. Mr. Kelso most recently served as a senior advisor to Inductis, Inc. (“Inductis”) from June 2004 through June 2006. He served in the Office of the Chairman as Executive Vice President for Strategy and Finance for Aetna, Inc. from September 2001 through September 2003. Mr. Kelso served on the board of directors of Aetna Life Insurance Company from 2001 to 2003. In 2003, Mr. Kelso founded Kelso Advisory Services and serves as its Managing Director. In the past five years, Mr. Kelso has served on the boards of directors of Aspen Holdings, Ltd., Assurant, Inc. and Sound Shore Fund, Inc. The Company concluded, based in part on Mr. Kelso’s business experience with Inductis, his experience with companies in the insurance industry and in general, that Mr. Kelso should serve as a director.

Clyde W. Ostler—Age: 66—has served as a member of our board of directors since December 2007. Mr. Ostler retired from Wells Fargo and Company as a Group Executive Vice President, Vice Chairman of Wells Fargo Bank California, and President of Wells Fargo Family Wealth. During his forty year tenure with Wells Fargo, Mr. Ostler served in a number of capacities, including Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of Institutional and Personal Investments and Head of Internet Services. Mr. Ostler has also served on a number of for-profit and non-profit boards of directors. Mr. Ostler was appointed to the board of The McClatchy Company on March 18, 2013. The Company concluded, based in part on Mr. Ostler’s business experience through his positions at Wells Fargo & Company, that Mr. Ostler should serve as a director.

Dr. Mohanbir Sawhney—Age: 49—has served as a member of our board of directors since November 2005. Dr. Sawhney is a recognized author, scholar and consultant on marketing, innovation and technology. He is the McCormick Tribune Foundation Clinical Professor of Technology and the Director of the Center for Research in Technology & Innovation at the Kellogg School of Management, Northwestern University, where he has been a member of the faculty since September 1993. Dr. Sawhney is also a Fellow of the World Economic Forum. The Company concluded, based in part on Dr. Sawhney’s scholarly and business experience, that Dr. Sawhney should serve as a director.

Garen K. Staglin—Age: 68—has served as a member of our board of directors since June 2005. Mr. Staglin has over 35 years of experience in the financial services and technology industries. From 1992 to 2002, Mr. Staglin served on the board of directors of First Data Corporation, a credit card and financial services processing company and from 2001 to 2004 was Chief Executive Officer of eONE Global LP, an emerging payments company. Mr. Staglin serves as a director on the boards of directors of several private companies and non-profit corporations. In the past five years, Mr. Staglin has served on the board of directors of Bottomline Technologies, Inc. and on the international board of directors of Solera Holdings, Inc. and is presently serving on the board of directors of SVB Financial Group. The Company concluded, based in part on Mr. Staglin’s experience in the financial services and technology industries and his past experience as a member of public company boards of directors, that Mr. Staglin should serve as a director.

Anne E. Minto, OBE—Age: 59—has served as a member of our board of directors since March 18, 2013. Ms. Minto is a Fellow of both the Chartered Institute of Personnel & Development and the London City and Guilds and a Member of the Law Society of Scotland. She was Group Director Human Resources and a member of the executive committee at Centrica plc from 2002 until her retirement in 2011. Ms. Minto previously held senior management roles at Shell UK and Smiths Group plc and was Deputy Director-General of the Engineering Employers’ Federation. Based in the UK, Ms. Minto is a non-executive director of Shire plc and a non-executive director of Tate & Lyle plc. She is also a Trustee of the University of Aberdeen Development Trust. The Company concluded, based in part on Ms. Minto’s extensive experience as a member of company boards and of management in the human resources field, as well as her knowledge of the European business and regulatory environment, that she should serve as a director.

Kiran Karnik—Age: 66—has served as a member of our board of directors since September 2008. From September 2001 through January 2008, Mr. Karnik served as President of NASSCOM, an Indian industry body representing companies in the information technology (IT) and IT-enabled services sectors. Prior to his tenure at NASSCOM, Mr. Karnik was the Managing Director at Discovery Networks in India. Earlier in his career, Mr. Karnik was Founder-Director of the Consortium for Educational Communication. In the past five years, Mr. Karnik has served on the boards of directors of Torrent Pharmaceuticals Ltd., Torrent Power Ltd., Satyam Computer Services Limited and Sasken Communication Technologies Ltd. and is presently serving on a number of committees of the Government of India and the board of directors of the Reserve Bank of India. The Company concluded, based in part on Mr. Karnik’s business experience as President of NASSCOM and his knowledge of the outsourcing industry, that Mr. Karnik should serve as a director. On April 11, 2013, Mr. Karnik notified the board of directors that he will not stand for re-election as a director at the end of his term at the stockholder meeting in June 2013.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that all of the members on our board of directors other than Messrs. Talwar and Kapoor meet the independence requirements of the Nasdaq Stock Market and the federal securities laws.

Meeting Attendance

Our directors are expected to attend all board of directors meetings and meetings of committees on which they serve. Directors are also expected to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Overall, during 2012, our board of directors met eleven times. Except for Mr. Kiran Karnik, each member of our board of directors attended at least 75% of our board of directors meetings during the period in 2012 in which he or she served on our board of directors. It is our policy that all of our directors should attend our Annual Meetings of Stockholders absent exceptional cause.

Board Leadership Structure

Our board of directors is currently led by Vikram Talwar, our Chairman, Garen K. Staglin, our Lead Director, and Rohit Kapoor, our Vice Chairman and CEO.

Our by-laws provide that our Chairman or, in the absence of our Chairman, our Lead Director, or in the absence of both our Chairman and Lead Director, our CEO, shall call meetings of our board of directors to order and shall act as the chairman thereof. In the absence of our Chairman, our Lead Director and our CEO, a majority of our directors present may elect as chairman of the meeting any director present.

Consolidating the Vice Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. In addition, the presence of our Chairman and our Lead Director also ensures that the board can retain sufficient delineation of responsibilities, such that our Chairman, our Lead Director and our Vice Chairman and CEO may each successfully and effectively perform and discharge their respective duties and, as a corollary, enhance our prospects for success. The Company will thus benefit from the ability to integrate the collective leadership and corporate governance experience of our Chairman, our Lead Director and our Vice Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance.

For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

Committees

Our board of directors currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee. Our Audit Committee oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, any stock exchange and others;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee also reviews and approves certain related-party transactions as required by the rules of the Nasdaq Stock Market. A copy of our Audit Committee charter can be found on our website at www.exlservice.com.

The members of our Audit Committee are appointed by our board of directors. All members of our Audit Committee must also be recommended by our Nominating and Governance Committee. Messrs. Kelso, Sawhney and Ostler are the current members of our Audit Committee. Mr. Ostler is the chairman of our Audit Committee. Messrs. Kelso and Ostler qualify as audit committee financial experts under the rules of the Securities and Exchange Commission (“SEC”) implementing Section 407 of the Sarbanes-Oxley Act of 2002. Our board of directors has determined that Messrs. Kelso, Sawhney and Ostler meet the independence and the experience requirements for audit committee membership of the Nasdaq Stock Market and the federal securities laws. During 2012, our Audit Committee met eight times. Each member of our Audit Committee attended at least 75% of our Audit Committee’s meetings in 2012.

Nominating and Governance Committee. Our Nominating and Governance Committee identifies individuals qualified to become members of our board of directors (consistent with criteria approved by our board of directors), selects, or recommends that our board of directors select, candidates for election to our board of directors, develops and recommends to our board of directors Corporate Governance Guidelines that are applicable to us and oversees board of director and management evaluations. A copy of our Nominating and Governance Committee charter can be found on our website at www.exlservice.com.

Our Nominating and Governance Committee has a policy, reflected in such committee’s charter, of considering director candidates recommended by our stockholders. Candidate recommendations should be sent to our Nominating and Governance Committee, c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017, Attention: Corporate Secretary. Our Nominating and Governance Committee evaluates all candidates in the same manner regardless of the source of the recommendation. Our Nominating and Governance Committee, in making its selection of director candidates, considers the appropriate skills and personal characteristics required in the light of the then-current makeup of our board of directors and in the context of our perceived needs at the time. The Nominating and Governance Committee considers a number of factors in selecting director candidates, including, among others:

•	the ethical standards and integrity in personal and professional dealings of the candidate;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•	the diversity of our existing board of directors, so that we maintain a body of directors from diverse professional and personal backgrounds;

•	whether the skills and experience of the candidate will complement that of our existing board of directors;

•

the number of other public company boards of directors on which the candidate serves or intends to serve, with the expectation that the candidate would not serve on the boards of directors of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her board of directors’ duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating our financial performance;

•	the willingness of the candidate to be accountable for his or her decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, his or her performance for us as a director, both in absolute terms and relative to his or her peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded companies organized in our jurisdiction of incorporation;

•	the ability and willingness of the candidate to adhere to our Code of Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as our board of directors deems appropriate.

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels is appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

Although our Nominating and Governance Committee does not have a formal policy with regard to diversity of board members, pursuant to our Corporate Governance Guidelines, our board of directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the board of directors. Our Nominating and Governance Committee reviews and makes recommendations regarding the composition of our board of directors in order to ensure that the board has an appropriate breadth of expertise and its membership consists of persons with sufficiently diverse and independent skill sets and backgrounds.

The members of our Nominating and Governance Committee are appointed by our board of directors. During 2012, our Nominating and Governance Committee met three times. Each then appointed member of our Nominating and Governance Committee attended all of our Nominating and Governance Committee’s meetings in 2012. Messrs. Kelso, Sawhney and Staglin and Ms. Minto are the current members of our Nominating and Governance Committee. Mr. Kelso is the chairman of our Nominating and Governance Committee. Our board of directors has determined that Messrs. Kelso, Sawhney and Staglin and Ms. Minto meet the independence requirements of the Nasdaq Stock Market and the federal securities laws.

Compensation Committee. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our CEO and other executive officers. Our Compensation Committee also reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. Our Compensation Committee charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market. Any such subcommittee must have a published committee charter. Our Compensation Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the Compensation Committee to evaluate director, CEO or other senior executive compensation and to carry out its duties. During 2012, our Compensation Committee did not retain any such advisors, consultants or other professionals. Additional information regarding our Compensation Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of our Compensation Committee charter can be found on our website at www.exlservice.com.

The members of our Compensation Committee are appointed by our board of directors. All members of our Compensation Committee appointed after the formation of our Nominating and Governance Committee in September 2006 in connection with our initial public offering must also be recommended by our Nominating and Governance Committee. Messrs. Ostler, Karnik and Staglin and Ms. Minto are the current members of our Compensation Committee. Mr. Staglin is the chairman of our Compensation Committee. Our board of directors has determined that Messrs. Ostler and Staglin and Ms. Minto meet the independence requirements of the Nasdaq Stock Market and the federal securities laws. During 2012, our Compensation Committee met seven times. Each then appointed member of our Compensation Committee attended at least 75% of our Compensation Committee meetings in 2012.

Risk Oversight

Our board of directors provides risk oversight. Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. These risks are reviewed and discussed periodically with the full board of directors as part of the business and operating review.

Our management is responsible for management of our day-to-day risks, and, because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and other management. Our board of directors primarily relies on the Audit Committee for oversight of our risk management. The Audit Committee regularly reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies. In addition, our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee that, as part of its review of our quarterly and annual reports, helps facilitate understanding by the Audit Committee and our full board of directors of new or changing risks affecting us.

Compensation Committee Interlocks and Insider Participation

Messrs. Ostler, Karnik and Staglin and Ms. Minto are the members of our Compensation Committee.

During 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Code of Conduct and Ethics; Corporate Governance Guidelines

In accordance with SEC rules, our board of directors has adopted a Code of Conduct and Ethics that is applicable to our directors, officers and employees and which outlines the high ethical standards that we support and details how our directors, officers and employees should conduct themselves when dealing with fellow employees, clients, suppliers, competitors and the general public. A copy of our Code of Conduct and Ethics can be found on our website at www.exlservice.com.

Our board of directors has also adopted a set of Corporate Governance Guidelines to assist our board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the commitment of our board of directors to monitor the effectiveness of policy and decision-making, both at the board and senior management levels, and to enhance stockholder value over the long term. A copy of our Corporate Governance Guidelines can be found on our website at www.exlservice.com.

Communications with the Board

Stockholders interested in contacting our board of directors, our Chairman or any individual director are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

All other stockholder communications addressed to our board of directors will be referred to our Chairman and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee

ExlService Holdings, Inc.

280 Park Avenue, 38th Floor

New York, New York 10017

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, we believe that, except as set forth in the following sentence, all of our officers and directors complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2012. Due to administrative errors, Mr. Talwar filed two late reports regarding two separate transactions.

OUR EXECUTIVE OFFICERS

The table below sets forth information regarding our executive officers.

Name	Age	Position
Rohit Kapoor	48	Vice Chairman and CEO
Mohan A.V.K.	47	Executive Vice President and Global Head of Human Resources
Pavan Bagai	51	President and Chief Operating Officer of the Company
Vikas Bhalla	41	Executive Vice President and Head of Outsourcing Services
William A. Bloom	49	President, Global Client Services
Vishal Chhibbar	45	Executive Vice President and CFO
Amit Shashank	43	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company
Rembert de Villa	56	Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer

Biographical information for Rohit Kapoor can be found in “Our Board of Directors” above.

Mohan A.V.K.—Age: 47—has served as our Executive Vice President and Global Head of Human Resources since March 2012. Prior to joining us, Mr. A.V.K. was Group President of Global Human Resources at Spice Group, a diversified conglomerate in India and south east Asia and was based in Singapore. Prior to joining Spice Group, Mr. A.V.K. held senior positions in human resources at BAT, Motorola, HP, Trilogy and Airtel, India’s largest telecommunications operator.

Pavan Bagai—Age: 51—has served as our President and Chief Operating Officer since April 2012, as our Chief Operating Officer from May 2008 to March 2012 and as Vice President, Head of Outsourcing Services of EXL India from June 2006 until April 2008. He previously served as Vice President, Research and Analytics of EXL India from December 2004 to May 2006, as Vice President, Operations of EXL India from November 2003 to November 2004 and as Vice President, Strategic Businesses of EXL India from July 2002 to November 2003. Prior to joining us, Mr. Bagai served in various capacities in several business areas across markets in Europe and Asia, including India, at Bank of America beginning in 1985.

Vikas Bhalla—Age: 41—has served as our Executive Vice President and Head of Outsourcing since April 2012, as our Head of Outsourcing since November 2009 and served as Vice President, Operations of EXL India from June 2006 to October 2009. He previously served as Vice President, Migrations, Quality and Process Excellence of EXL India from April 2002 to June 2006 and as Director, Quality Initiatives of EXL India from May 2001 to March 2002. From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India.

William A. Bloom—Age: 49—has served as our President, Global Client Services since April 2012 and as our Executive Vice President of Global Client Services from July 2010 to March 2012. Prior to joining us, Mr. Bloom was Executive Vice President of Insurance Operations and Technology at Travelers from July 2003 to July 2010. Prior to joining Travelers, Mr. Bloom was a Partner at Accenture and a Vice President at Hartford Life Insurance.

Vishal Chhibbar—Age: 45—has served as our Executive Vice President and CFO since April 2012 and as our CFO since June 2009. He has over 25 years of professional experience in finance. Prior to joining us, Mr. Chhibbar was with GE Capital in various leadership roles. Since 2005, Mr. Chhibbar has served as the Regional Head, Group Financial Planning for Strategy and Treasury for GE Capital, Australia and New Zealand. In 2004 and 2005, Mr. Chhibbar was Chief Financial Officer for GE Capital, South Korea. From 1998 to 2004, Mr. Chhibbar was the Chief Financial Officer for GE Capital, Indonesia and Malaysia. Mr. Chhibbar is a Chartered Accountant and an Associate Member of CPA, Australia.

Amit Shashank—Age: 43—has served as our Executive Vice President and General Counsel since April 2012, as our General Counsel since June 2004 and as our Chief Compliance Officer since January 2010. Mr. Shashank also serves as Corporate Secretary of the Company. Prior to joining us, Mr. Shashank was an attorney with the law firm of Shearman & Sterling LLP from January 1997 until June 2004.

Rembert de Villa—Age: 56—has served as our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer since April 2012, as our Global Head of Client Management and Chief Strategy Officer since September 2010 and as our Managing Principal and Head of Transformation Services from April 2008 to August 2010. Prior to joining us, Mr. de Villa served as Global Practice Leader, Strategic Services at MasterCard Advisors from December 2005 through April 2008 and as Vice President and Financial Services Practice Leader for North America at Capgemini Ernst & Young from March 2003 to December 2005. Prior to his time at Capgemini Ernst & Young, Mr. de Villa was a Partner at A.T. Kearney’s Global Financial Institutions Group.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We believe that the long-term success of companies that provide outsourcing and transformation services globally is linked to their ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of accountability, innovation, excellence, urgency, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

•

Compensation should be based on the level of job responsibility, individual performance and our performance. As employees progress to higher levels in the organization, they are able to more directly affect our results and strategic initiatives, and therefore an increasing proportion of their pay should be linked to our performance and tied to creation of stockholder value. Our programs should deliver top-tier compensation in return for top-tier individual and company performance; conversely, where individual performance and/or our performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving employees remain motivated and committed.

•

Compensation should balance long-term focus that is linked to stockholder value as well as short-term financial objectives. Consistent with this philosophy, equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on long-term results, thereby making a significant portion of their total compensation dependent on long-term stock appreciation. In addition, compensation should focus management on achieving short-term performance goals in a manner that supports and ensures long-term success and profitability.

•

Compensation should reflect the value of the job in the marketplace. We compete for talent globally. In order to attract and retain a highly skilled workforce, we must remain competitive with the pay of other employers who compete with us for talent in the relevant markets.

•

Compensation programs should be easy to understand. We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed to employees in order to effectively motivate them. Employees need to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments, and indirectly through contributing to our achievement of strategic, financial and operational goals. We also believe that compensation for our employees should be administered uniformly across the company and should be administered with clear-cut objectives and performance metrics to eliminate the potential for individual supervisor bias.

Our Named Executive Officers

Our named executive officers in 2012 were: Rohit Kapoor, our Vice Chairman and CEO; Vishal Chhibbar, our Executive Vice President and CFO; Pavan Bagai, our President and Chief Operating Officer; William A. Bloom, our President, Global Client Services; and Rembert de Villa, our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer.

Summary of Key Compensation Decisions in 2012

The following highlights the Compensation Committee’s key compensation decisions in 2012 and with respect to performance for 2012. Our executive compensation program for 2012 generally followed the same program implemented in the prior fiscal year. At our 2012 Annual Meeting, approximately 96.4% of our shareholders approved (on a non-binding basis) the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in our annual proxy statement for fiscal 2011. The Compensation Committee viewed the strong support from our shareholders as a sign that our compensation program for our named executive officers was designed and implemented to the satisfaction of the interests of our shareholders.

•

Performance Targets. In 2012, we exceeded one of our financial performance targets and came close to achieving another financial performance target. We achieved income before income taxes excluding amortization of acquisition-related intangibles and interest and other income (“Adjusted EBITA”) of $60.6 million, which represented 103.0% of our Adjusted EBITA target. In 2012, although we achieved revenues of $442.9 million, for bonus calculation purposes, we excluded the $4.0 million of revenues contributed by the acquisition of Landacorp, Inc. (“Landacorp”) and the balance represented 96.4% of our revenues target. We achieved revenues for new annuity accounts (“New Account Revenues”) of $16.0 million, which represented 80.0% of our New Account Revenues target. We believe that our success in exceeding the Adjusted EBITA target and almost meeting our revenues target was due in part to the efforts of our named executive officers, and we believe that the integrated compensation program we have in place for our named executive officers helped to motivate them to lead us to these achievements.

•

Base Salaries and Bonus Targets. In April 2012, we implemented increases to the bonus targets as well as base salaries for certain of our named executive officers. Mr. Kapoor’s bonus target was increased from 75% to 85% and his annual base salary was increased from $500,000 to $520,000. Mr. Chhibbar’s total annual fixed compensation was increased from $281,869 to $300,055 and Mr. Bagai’s total annual fixed compensation was increased from $300,055 to $318,240. Mr. Bloom’s annual base salary was increased from $500,000 to $515,000 and Mr. de Villa’s annual base salary was increased from $362,950 to $375,000. For Messrs. Chhibbar and Bagai, our executives in India, total annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. Their total annual fixed compensation is determined and paid in Indian rupees; therefore, a portion of the increase in their total annual fixed compensation is attributable to exchange rate fluctuations.

•

Bonuses and Equity Incentives. In 2012, we evaluated our achievement of performance goals established in connection with our annual incentive bonus program and granted bonus awards under such program. We also granted stock options and restricted stock units to our named executive officers in 2012.

Our Compensation Committee’s Processes

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Among those are the following:

•

Assessment of Company Performance. Our Compensation Committee uses financial performance measures to determine a significant portion of the payouts under our bonus program. While our revenues and Adjusted EBITA targets focus employees on improving both top-line revenues and bottom-line earnings, our New Account Revenues target focuses employees on successfully establishing new strategic client relationships that are likely to make meaningful contributions to our future financial performance. Our performance measures are established by our Compensation Committee annually at the beginning of the year and are applied uniformly across the Company. Our Compensation Committee established 2012 financial performance measures for us based on a weighting of 25% on revenues, 37.5% on New Account Revenues and 37.5% on Adjusted EBITA.

Our Compensation Committee also established 2012 financial performance measures for our business lines. The incentive bonuses payable to the senior executives who have responsibility for business lines are tied to such business lines’ financial or other performance. The financial performance measures for our business lines give equal weighting to revenues and gross margin percentage. In 2012, the incentive bonuses payable to our vice presidents in the enabling or corporate groups, including Mr. Chhibbar, were also partially based on the performance evaluation of their respective departments by a senior level of our vice presidents.

We generally pay bonuses at target when we achieve the established financial measures that are set forth in our annual operating plan. These measures reflect targets that are intended to be aggressive but attainable. The remainder of an individual’s payout under our incentive bonus program is determined by individual performance.

Following the practice established in 2011, our Compensation Committee determined that it would enhance executive retention, provide for greater executive share ownership, and create alignment with our stockholders by paying approximately 90% of the annual incentive bonuses in cash, matching 50% of the remaining 10% and then paying approximately 15% of the annual incentive bonuses in the form of restricted stock units. The Compensation Committee determined that it was appropriate to match the remaining 10% of the annual incentive bonuses by 50% because the restricted stock units vest ratably over three years subject to continued service, thus creating additional risk for our executive officers. Further, the Compensation Committee determined that reducing the match rate from 100% in 2011 to 50% in 2012 was appropriate to more accurately reflect the time value of the deferral and potential equity appreciation.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including our executive officers. The evaluation of an individual’s performance determines a portion of the payouts made under our incentive bonus program and also influences any changes in base salary.

The performance objectives for our CEO are established early in the year. They are initially proposed by our CEO and modified by our Nominating and Governance Committee based on the performance assessment conducted for the preceding year as well as for important priorities for the current year. In setting the CEO’s performance objectives, our Nominating and Governance Committee meets first by itself, and then with our Compensation Committee and with our CEO. Each agreed-upon objective is supplemented with key performance indicators. Our Nominating and Governance Committee’s goal is to design key performance indicators that are objective and easily measurable. Midway through a given year and at the beginning of the following year, our Nominating and Governance Committee meets with our CEO to conduct a performance review based primarily on his achievement of the agreed-upon objectives as well as his contributions to our performance and other leadership accomplishments, and shares such performance review with our Compensation Committee. After the end-of-year discussion, our Compensation Committee translates the numerical performance rating into a specific payout under our incentive bonus program and shares the payout information with our CEO. At the same time, our Nominating and Governance Committee shares its final performance evaluation with our CEO. Any changes in our CEO’s base salary may also be affected by our Nominating and Governance Committee’s performance evaluation.

For our other named executive officers, our Compensation Committee receives a performance assessment and compensation recommendation from our CEO. The performance assessments are based on self-evaluations by our other named executive officers and subsequent performance appraisals conducted by our CEO in the presence of our Global Head of Human Resources. Our Compensation Committee reviews the performance assessments of these executive officers with our CEO, and evaluates the achievement of established objectives by each executive officer and his or her business line (if applicable), as well as the executive officer’s contribution to our performance, leadership accomplishments and overall competence. In determining the numerical performance rating that translates into specific payouts under our incentive bonus program and also influences any changes in base salary, our Compensation Committee may exercise its judgment based on our board of directors’ interactions with such executive officers.

•	Review of Peer Company Market Data. At the time compensation decisions were made for our U.S.-based and other senior executive officers in 2012, our Compensation Committee reviewed publicly available compensation data for companies that are engaged in business and technology services like us. The Compensation Committee took into account whether the companies had market capitalizations or annual revenues similar to ours, as well as the relevance of their geographic areas. The companies that composed our peer group for 2012 were as follows:

Similar Business	Similar Business	Similar Business; Comparable Market Capitalization or Revenues

Cognizant Technology Solutions Corp.	Solera Holdings, Inc.	iGATE Corp.

Convergys Corporation	Sykes Enterprises Inc.	Virtusa Corp.

Genpact Ltd.	Syntel Inc.

Sapient Corp.	Teletech Holdings Inc.

WNS (Holdings) Ltd.

The compensation data for our peer group are compiled directly for our Compensation Committee by our Global Head of Human Resources, based on input from Equilar, Inc., a compensation data provider that we have engaged solely for this purpose. Where compensation information was not publicly disclosed for a specific management position, our Compensation Committee reviewed data corresponding to the most comparable position and also considered the comparative experience of executives. For geographic areas (such as India) where we are not able to obtain publicly available compensation data for our executive officers because such information is not legally required to be disclosed, our Global Head of Human Resources used data from a variety of industry, private and informal sources.

Our Compensation Committee uses the compensation data to obtain a general understanding of current market practices, so it can design our executive compensation program to be competitive. Market data is not used exclusively, but rather as a point of reference to draw comparisons and distinctions. The Compensation Committee also takes into account an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

•

Total Compensation Review. Our Compensation Committee designs the categories and presentation of compensation information required to evaluate each executive’s base pay, incentive bonus and equity incentives when changes in compensation are considered by our Compensation Committee and requests our Global Head of Human Resources to compile such information. Compensation decisions are designed to promote our fundamental business objectives and strategy. Our Compensation Committee periodically reviews related matters such as succession planning and management, changes in the scope of managerial responsibilities, evaluation of management performance and consideration of the business environment, and considers such matters in making compensation decisions.

Each named executive officer is party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation. The employment of each executive officer is at-will.

Components of Executive Compensation for 2012

For 2012, the compensation of executive officers consisted of the following five primary components:

•	base salaries or, in the case of our executive officers based in India, fixed compensation;

•	incentive bonuses;

•	equity incentives of stock options and restricted stock units;

•	benefits and perquisites; and

•	severance and change-in-control benefits.

Base salaries and incentive bonuses are designed to reward annual achievements and be commensurate with the executive’s scope of managerial responsibilities, demonstrated leadership abilities, and management experience and expertise. Our other elements of compensation focus on motivating and challenging the executive to achieve sustained and long-term results. We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. However, we do rely on the formulaic achievement of our revenues, New Account Revenues and Adjusted EBITA targets in connection with determining a significant portion of the incentive bonuses for our executive officers and other members of management.

The periodic review of each executive’s base pay, incentive bonus and equity incentives by our Compensation Committee is intended to maintain the appropriate pay mix for each executive officer based on his role and responsibility.

The following is a discussion of our Compensation Committee’s considerations in establishing each of the compensation components for our executive officers.

Base Salary

Base salary is a fixed element of employees’ annual cash compensation, the payment of which is not tied to our performance. We provide a competitive annual base salary to each of our named executive officers. This attracts and retains an appropriate caliber of talent for the position and provides a base wage that is not subject to our performance risk. We recognize that changes in the scope of managerial responsibilities could warrant increases before the scheduled review. Base salary determinations reflect the individual’s experience, scope of managerial responsibilities, skill set and the market value of that skill set. In setting base salaries for 2012, our Compensation Committee considered the following factors:

•	Individual performance. As described above under “Our Compensation Committee’s Processes,” base salary increases take into account individual performance and competence assessments.

•

Market data specific to the executive’s position, where applicable. As noted above, our Compensation Committee used certain geographical and market data to test for reasonableness and competitiveness of base salaries, but we also exercised subjective judgment based on the rapid growth of our industry and our view of our compensation objectives.

•

Consideration of the mix of overall compensation. Consistent with our compensation objectives, as employees progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to our performance and stockholder value. Thus, for example, our CEO’s overall compensation is more heavily weighted toward equity compensation than that of our other executive officers.

Incentive Bonus

We have established an annual incentive bonus program in order to align our executive officers’ goals with our revenues and profitability objectives for the current year as well as to encourage the establishment of new strategic client relationships that would make meaningful contributions to our future financial performance. An incentive bonus program was approved by our Compensation Committee in early 2012 with respect to the incentive bonuses to be paid in 2013. This bonus program included the changes described above under “Our Compensation Committee’s Processes” beginning on page 14. Under the plan, bonus target amounts, expressed as a percentage of base salary or annual fixed compensation, are established for participants at the beginning of each year unless their employment agreements contain different terms. Funding of potential bonus payouts for the year are determined by our financial results for the year relative to predetermined performance measures, and may be increased or decreased depending upon the executive’s individual performance against his or her performance goals. When our performance falls short of target, our aggregate funding of the annual cash bonus incentive pool declines, with no funding of the bonus pool for that parameter if we do not achieve a minimum threshold for the established financial performance objectives. At the end of the performance period, our Compensation Committee has discretion to adjust an award payout from the amount yielded by the formula. For 2012, our Compensation Committee did not adjust any incentive bonus award payout for any named executive officer.

Our Compensation Committee considered the following when establishing the awards for 2012:

•

Bonus Targets. Bonus targets were based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to our performance. During 2012, our Compensation Committee established the following bonus targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum bonus targets for each named executive officer:

Name	Bonus Target	Bonus Maximum
Rohit Kapoor	85% of base salary	170% of base salary
Vishal Chhibbar	50% of annual fixed compensation	100% of annual fixed compensation
Pavan Bagai	75% of annual fixed compensation	150% of annual fixed compensation
William A. Bloom	75% of base salary	150% of base salary
Rembert de Villa	75% of base salary	150% of base salary

•

Our Performance Measures. For all employees whose incentive bonus is linked to our financial performance, including our named executive officers, our Compensation Committee established the 2012 financial performance measures for us based on a weighting of 25% on revenues, 37.5% on New Account Revenues and 37.5% on Adjusted EBITA. Our Compensation Committee established the 2012 financial performance measures for our business lines in connection with determining the incentive bonuses for employees, including senior executives, whose incentive bonuses are also tied partially to the financial performance of the relevant business lines.

For 2012, the target bonus for our CEO and Mr. Bagai was 60% dependent on our financial performance and 40% dependent on individual performance. The target bonus for Mr. Chhibbar was 40% dependent on our financial performance, 40% dependent on individual performance and 20% dependent on the performance appraisal of the finance organization conducted by a senior level of our vice presidents. The target bonus for Mr. Bloom was 25% dependent on our financial performance and 75% dependent on individual performance. Mr. de Villa’s target bonus was 30% dependent on our financial performance, 40% dependent on individual performance and 30% dependent on the financial performance (revenues and gross margin percentages) of the insurance and healthcare business line.

The measures are effective motivators because they are easy to track and clearly understood by employees. In 2012, payouts could have ranged from zero to 200% of target depending on our financial performance and the executive officer’s individual performance. Our Compensation Committee established the financial performance measures for revenues, New Account Revenues and Adjusted EBITA (and revenues and gross margin percentages for the outsourcing and transformation business lines) against which our executives’ performance is determined by applying the principles described above under “Our Compensation Committee’s Processes” beginning on page 14.

•

Determination of Bonus Pool. For the revenues and Adjusted EBITA targets, the amount of bonus pool funding decreases by approximately 7% to 8% for each 1% by which we miss our target (and there is no bonus pool funding in respect of the revenues target or the Adjusted EBITA target, as applicable, if we do not attain at least 90% of that performance criterion). For the New Account Revenues target, the amount of bonus pool funding decreases by approximately 7% to 8% for each 3% by which we miss our target (and there is no bonus pool funding in respect of the New Account Revenues target if we do not attain at least 70% of that performance criterion). For each additional 1% by which we exceed our revenues target, the bonus pool funding in respect of that criterion increases by 13% (with a maximum of 200% funding for that criterion if we equal or exceed 107.5% of the revenues target). For each additional 3% to 4% by which we exceed our New Account Revenues target, the bonus pool funding in respect of that criterion increases by approximately 6% to 7% (with a maximum of 200% funding for that criterion if we equal or exceed 150% of the New Account Revenues target). For each additional 1% by which we exceed our Adjusted EBITA target, the bonus pool funding in respect of that criterion increases on an increasing scale of approximately 6% to 7% (with a maximum of 200% funding for that criterion if we equal or exceed 115% of the Adjusted EBITA target). The bonus pool funding for employees whose bonuses are tied to the performance of specific business lines is determined by targets established for such businesses by our Compensation Committee.

In 2012, we achieved revenues of $438.9 million, which represented 96.4% of our revenues target (after excluding the $4.0 million of revenues contributed by the acquisition of Landacorp), Adjusted EBITA of $60.6 million, which represented 103.0% of our Adjusted EBITA target and New Account Revenues of $16.0 million, which represented 80.0% of our New Account Revenues target. As a result of our financial performance, 73.2% of the bonus pool was funded in respect of the revenues target, 120.3% of the bonus pool was funded in respect of the Adjusted EBITA target and 50.0% of the bonus pool was funded in respect of the New Account Revenues target.

•

Individual performance measures. These goals are designed to balance the attention of our named executive officers between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives for us. While some of the goals are subjective, certain other goals, such as client and employee satisfaction metrics, are capable of objective measurement.

For Mr. Kapoor, the 40% of target bonus dependent on individual performance is based significantly on the following performance measures: company leadership and operational accomplishments, development of new and strategic capabilities, advancement of strategic objectives and strengthening of our business development capabilities.

For Mr. Chhibbar, the 40% of target bonus dependent on individual performance is based on the following performance measures: strengthening finance department organization and operations, achievement of compliance objectives, achievement of corporate financial targets, leadership of organic and inorganic growth and profitability initiatives.

For Mr. Bagai, the 40% of target bonus dependent on individual performance is based on the following performance measures: operational and financial metrics for the outsourcing and transformation business lines (including business lines from certain recent acquisitions), integration of acquired businesses, fostering innovation and enabling practices and advancement of strategic objectives.

For Mr. Bloom, the 75% of target bonus dependent on individual performance is based on the following performance measures: strengthening of our business development and client service capabilities, organizational leadership and operational accomplishments, development of new and strategic capabilities and advancement of strategic objectives.

For Mr. de Villa, the 40% of target bonus dependent on individual performance is based on the following performance measures: financial metrics for the insurance and healthcare business line, development of a robust corporate strategy, executive sponsorship of our Philippines operations, organizational leadership and advancement of strategic objectives.

•    Actual Bonus Determinations

In determining Mr. Kapoor’s incentive bonus, our Nominating and Governance Committee considered his accomplishment of financial and individual objectives that had been established at the beginning of 2012. Specifically, 15% of Mr. Kapoor’s annual incentive bonus was based on our performance against the revenues target, 22.5% of the annual incentive bonus was based on our performance against the New Account Revenues target and 22.5% of the annual incentive bonus was based on our performance against the Adjusted EBITA target. The remainder of Mr. Kapoor’s incentive bonus was based on our Nominating and Governance Committee’s evaluation of his contributions in the strengthening of our operational and business development capabilities, leadership in the acquisition and integration of Landacorp as well as development of strategic and other organizational capabilities. The total bonus for Mr. Kapoor was 86.5% of his target annual bonus.

Mr. Kapoor made performance assessments and compensation recommendations for our other named executive officers employed by us at the end of 2012, and our Compensation Committee approved the recommendations after reviewing similar considerations for such named executive officers.

For Mr. Chhibbar, 10% of the annual incentive bonus was based on our performance against the revenues target, 15% of the annual incentive bonus was based on our performance against the New Account Revenues target and 15% of the annual incentive bonus was based on our performance against the Adjusted EBITA target. Forty percent of Mr. Chhibbar’s annual incentive bonus was based on our Compensation Committee’s evaluation of Mr. Chhibbar’s performance against his individual performance measures and 20% was based on the appraisal of the performance of the finance organization by a senior level of our vice presidents. Our Compensation Committee noted Mr. Chhibbar’s role in strengthening the finance department’s personnel and procedures, contributions relating to our acquisition and integration of Landacorp and effectively engaging with investors and the broader investment community. As a result, the total bonus for Mr. Chhibbar was 121.2% of his target annual bonus.

For Mr. Bagai, 15% of the annual incentive bonus was based on our performance against the revenues target, 22.5% of the annual incentive bonus was based on our performance against the New Account Revenues target and 22.5% of the annual incentive bonus was based on our performance against the Adjusted EBITA target. Forty percent of Mr. Bagai’s annual incentive bonus was based on our Compensation Committee’s evaluation of Mr. Bagai’s performance against his individual performance measures. Our Compensation Committee recognized and gave weight to Mr. Bagai’s individual goal achievements, including the superior business and financial performance of our outsourcing and transformation businesses under his leadership, his role in the integration of Landacorp following our acquisition, his contribution to increased employee and client satisfaction measures and attrition management. As a result, the total annual bonus for Mr. Bagai was 106.7% of his target annual bonus.

For Mr. Bloom, 6.25% of the annual incentive bonus was based on our performance against the revenues target, 9.375% of the annual incentive bonus was based on our performance against the New Account Revenues target and 9.375% of the annual incentive bonus was based on our performance against the Adjusted EBITA target. Seventy-five percent of Mr. Bloom’s annual incentive bonus was based on our Compensation Committee’s evaluation of Mr. Bloom’s performance against his individual performance measures. Our Compensation Committee recognized and gave weight to Mr. Bloom’s role in strengthening the global client services organization, successful development of strategic objectives and leadership on enterprise-wide cultural and client-oriented initiatives. As a result, the total bonus for Mr. Bloom was 107.4% of his target annual bonus.

For Mr. de Villa, 7.5% of the annual incentive bonus was based on our performance against the revenues target, 11.25% of the annual incentive bonus was based on our performance against the New Account Revenues target and 11.25% of the annual incentive bonus was based on our performance against the Adjusted EBITA target. Fifteen percent of Mr. de Villa’s annual incentive bonus was based on the revenues of the insurance and healthcare business lines (which portion was earned at 84.4% of target based on 2012 performance), 15% was based on the gross margin percentage of the insurance and healthcare business lines (which portion was earned at

135% of target based on 2012 performance), and the remainder of the annual incentive bonus was based on our Compensation Committee’s evaluation of his performance against his individual performance measures. Our Compensation Committee recognized and gave weight to Mr. de Villa’s executive sponsorship of our Philippines operations and certain strategic client operations, development of our corporate strategy and leadership on enterprise-wide business initiatives. As a result, the total bonus for Mr. de Villa was 113.8% of his target annual bonus.

Bonuses were paid to our named executive officers in March 2013. The following table sets forth the incentive bonus earned by each of our named executive officers. The amounts set forth in the table below represent the full amount of the incentive bonus earned and details the amounts paid in cash and paid as restricted stock units, as follows:

Name	Total 2012 Incentive Bonus ($)	Amount of Incentive Bonus Paid in Cash ($)	Amount of Incentive Bonus Paid in Restricted Stock Units ($)	Number of Restricted Stock Units Granted (#)
Rohit Kapoor	371,218	334,096	55,683	2,020
Vishal Chhibbar	187,935	171,501	24,651	890
Pavan Bagai	263,108	237,781	37,991	1,380
William A. Bloom	415,000	374,571	60,644	2,190
Rembert de Villa	320,000	288,884	46,674	1,690

The number of restricted stock units granted was determined using a per share fair market value of $29.56 on or about February 8, 2013, and in the case of Messrs. Chhibbar and Bagai, a conversion rate of 53.21 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect on or about February 8, 2013. The restricted stock units vest ratably over three years on each anniversary of the grant date.

Discretionary Bonuses

In respect of 2012 performance, our Compensation Committee considered and approved Mr. Kapoor’s recommendations for awarding a limited amount of discretionary bonuses to key employees throughout the Company, including certain of our named executive officers. Our Compensation Committee determined that these discretionary bonuses were appropriate in light of several factors. First, the performance targets established for our 2012 incentive bonus program were aggressively set, but the Company had succeeded in other performance-related achievements, such as the strong performance of our transformation business and the successful acquisition and integration of Landacorp. Second, the Compensation Committee considered that, in determining individual performance, it had enforced a more difficult curve in 2012 than in previous years. Third, the Compensation Committee believed that awarding discretionary bonuses was important for the retention of our high performers and critical talent. The amount of discretionary bonuses awarded to certain of our named executive officers appears in the “Bonus” column of the Summary Compensation Table found on page 25.

Equity Incentives

Our named executive officers have the chance to earn long-term equity incentive awards. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance, and they ensure that our executive officers are properly focused on stockholder value.

In 2012, we granted stock options and restricted stock units to certain of our employees under our 2006 Omnibus Award Plan, which we refer to as our 2006 Plan.

Stock Options

Stock options align employee incentives with stockholders because options have value only if the stock price increases over time. Our ten-year options under our 2006 Plan are granted at the average of the high and low price on the trading day immediately prior to the date of grant. Stock options granted under our 2006 Plan generally vest over a four-year period with 10% vesting on the first anniversary of the date of grant, an additional 20% vesting on the second anniversary of the grant date, an additional 30% vesting on the third anniversary of the grant date and the remaining 40% vesting on the fourth anniversary of the grant date—what we call “Standard Graded Vesting.” Our Compensation Committee has, on occasion, altered the vesting cycle based on unique circumstances associated with a particular grant. For example, such occasions have arisen where there has been a delay in the finalization of an executive’s employment agreement or where we determined that it was appropriate to credit an executive for service performed by such executive prior to our Compensation Committee’s approval of such grant. The four-year vesting period helps focus employees on long-term growth and helps to retain key employees. Our 2006 Plan prohibits the repricing of stock options under our 2006 Plan without the approval of our stockholders.

Our Compensation Committee considered the following when making 2012 option grants:

•

Grant Size. In determining the number of options to be granted to senior executive officers, our Compensation Committee takes into account the individual’s position, scope of managerial responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options in relation to other elements of total compensation and total compensation amounts paid by peer group companies.

•

Grant Timing and Price. Our Compensation Committee’s procedure for the timing of equity grants (stock options, restricted stock, restricted stock units or any other form of equity award permitted under our 2006 Plan) is designed to ensure that grant timing is not being manipulated to result in a price that is favorable to employees. The annual equity grant date for all eligible employees, including executive officers, is generally in and around the first quarter of each year (depending on when our Compensation Committee holds its pre-scheduled meeting or meetings, as discussed above). The grant date timing coincides with our calendar year-based performance management cycle, allowing supervisors to deliver the equity awards close in time to certain aspects of individual performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. However, some exceptions to the annual grant date are expected. Exceptions to the annual equity grant date occur periodically for matters such as new hires of executive officers. The primary annual grant date is established by our Compensation Committee well in advance—typically in the calendar year prior to our Compensation Committee meeting and on the same date as the meetings of our board of directors and other committees. Scheduling decisions of our Compensation Committee meetings are made without regard to our anticipated earnings or other major announcements.

Grants for new hires are generally made at the next scheduled Compensation Committee meeting after the joining date of such hire.

On February 7, 2012, we approved a grant of 97,500 stock options to Mr. Kapoor, 25% of which vest on each of the four anniversaries of the grant date. On the same date, we approved grants of 11,050, 32,500, 32,500 and 9,750 stock options to Mr. Chhibbar, Mr. Bagai, Mr. Bloom and Mr. de Villa, respectively, with Standard Graded Vesting on each anniversary of the grant date. Each stock option had a per share exercise price of $24.77.

Restricted Stock Units

Restricted stock unit awards offer executives the opportunity to receive shares of our common stock on the date that the restrictions lapse. Such awards serve both to reward and retain executives because value is linked to the price of our stock on the date that the restriction lapses, and the executive must generally remain in employment through the date that the restrictions lapse. In addition, restricted stock unit awards are potentially less dilutive to stockholders’ equity since restricted stock unit awards are full value awards, and our Compensation Committee can award fewer restricted stock unit awards than an equivalent value of stock options. As with stock options, restricted stock unit awards provide a significant degree of alignment of interests between our executives and stockholders. Restricted stock unit awards have only been issued under our 2006 Plan. We grant restricted stock units instead of restricted stock so that our executives in India do not receive the shares until they are taxed on the shares. We have extended this practice to all executives globally.

Grant values in 2012 were determined based on individual performance and comparable market data. Consistent with our compensation philosophy, individuals at higher levels received a greater proportion of their total pay in the form of equity.

On February 7, 2012, we approved a grant of 37,500 shares of restricted stock units to Mr. Kapoor, 25% of which vest on each of the four anniversaries of the grant date. On the same date, we approved grants of 4,250, 12,500, 12,500 and 3,750 shares of restricted stock units to Mr. Chhibbar, Mr. Bagai, Mr. Bloom and Mr. de Villa, respectively, with Standard Graded Vesting on each anniversary of the grant date.

Benefits and Perquisites

We offer employee benefits coverage in order to:

•	provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

•	enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) Plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including our named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Our named executive officers in India, Messrs. Chhibbar and Bagai, are eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees stationed in India.

We generally do not provide significant perquisites or personal benefits to executive officers other than our CEO and our executive officers stationed in India. Our CEO is provided a limited number of perquisites whose primary purpose is to minimize distractions from his attention to our important initiatives and to be competitive. A discussion of the benefits provided to our CEO is provided under “Employment Agreements” beginning on page 27.

Severance and Change-in-Control Benefits

We are obligated to pay severance or other enhanced benefits to our named executive officers upon termination of their employment under the terms of their respective employment agreements that were negotiated through arms’-length contract negotiations. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

We have provided change-in-control severance protection for certain of our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholder interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.

Deductibility Cap on Executive Compensation

Our Compensation Committee’s general policy is that compensation should qualify as tax deductible to the Company for federal income tax purposes whenever possible, to the extent consistent with our overall compensation goals. Under Section 162(m) of the U.S. tax code, compensation paid to certain of our named executive officers (other than our chief financial officer) in excess of $1 million per year is not deductible unless the compensation is “performance-based” as described in the regulations under Section 162(m). Compensation is generally “performance-based” if it is determined using pre-established objective formulas and criteria approved by stockholders within the past five years. Compensation awards under our 2006 Plan generally are designed to maximize tax deductibility by satisfying the performance-based compensation exception to Section 162(m). The performance-based provisions of our 2006 Plan were approved by our stockholders at the 2009 annual meeting of stockholders. Changes in applicable tax laws and regulations as well as factors beyond the control of the Compensation Committee can adversely impact the deductibility of compensation paid to our executive officers who are covered by Section 162(m). Our Compensation Committee believes that mathematical formulas cannot always anticipate and fairly address every situation that might arise. The Compensation Committee therefore retains the authority to adjust compensation in the case of unexpected, unusual or non-recurring events or to attract and retain key executive talent, even if this results in the payment of non-deductible compensation or to otherwise award or pay non-deductible compensation if the Committee deems it in the best interests of the Company and its stockholders to do so.

We have taken steps to qualify stock options and performance awards under the 2006 Plan for full deductibility as “performance-based compensation.” Our Compensation Committee may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K, and our proxy statement relating to our 2012 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Mr. Garen K. Staglin (Chairman)

Mr. Clyde W. Ostler

Mr. Kiran Karnik

Summary Compensation Table for Fiscal Year 2012

The following table sets forth information for compensation earned in fiscal years 2010, 2011 and 2012 by our named executive officers:

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)		Stock Awards ($) (6)	Option Awards ($) (6)	Non-Equity Incentive Plan Compen- sation ($) (7)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (8)	All Other Compen- sation ($) (9)		Total ($)
Rohit Kapoor Vice Chairman & CEO	2012 2011 2010	515,027 500,000 483,781		— 49,051 —		1,021,267 832,884 1,383,000	997,850 850,427 —	334,096 354,753 459,837	— — —	185,183 87,476 118,097	(10)	3,053,423 2,674,590 2,444,715
Vishal Chhibbar Executive Vice President and CFO	2012 2011 2010	208,169 226,410 243,415	(2)	23,601 39,007 —	(4)	146,391 124,686 184,400	113,090 96,382 —	147,900 154,720 200,832	7,024 7,740 6,657	43,508 57,706 63,655	(11)	689,682 706,649 698,959
Pavan Bagai President & Chief Operating Officer	2012 2011 2010	237,347 243,914 274,564	(3)	9,832 15,841 —	(4)	370,312 294,226 230,500	332,617 283,476 —	227,949 254,837 234,553	6,500 5,228 10,162	76,577 67,142 79,469	(12)	1,261,133 1,164,663 829,248
William A. Bloom President, Global Client Services	2012 2011 2010	511,270 500,000 236,986		10,713 31,375 453,268	(4) (5)	402,017 340,465 —	332,617 283,476 1,732,177	363,858 372,429 —	— — —	33,382 32,745 29,051	(13)	1,653,856 1,560,489 2,451,483
Rembert de Villa Executive Vice President, Head of Insurance & Healthcare and Chief Strategy Officer	2012 2011 2010	372,004 362,950 359,757		8,839 15,378 —	(4)	158,528 148,990 147,520	82,041 78,191 —	280,045 276,802 319,548	— — —	14,034 54,634 4,354	(14)	915,491 936,946 831,179

(1)	Our named executive officers were promoted to new titles, effective April 16, 2012. Mr. Kapoor currently serves as our Vice Chairman and CEO; previously he served as President and CEO. Mr. Chhibbar currently serves as Executive Vice President and CFO; previously he served as CFO. Mr. Bagai currently serves as President and Chief Operating Officer; previously he served as Chief Operating Officer. Mr. Bloom currently serves as President, Global Client Services; previously he served as Executive Vice President of Global Client Services. Mr. de Villa currently serves as Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer; previously he served as Global Head of Client Management and Chief Strategy Officer.

(2)	The amount set forth in the “Salary” column for Mr. Chhibbar includes $132,979 of base salary, $11,077 of leave travel allowance (which Mr. Chhibbar elected to receive instead in cash), $273 of medical allowance (which Mr. Chhibbar elected to receive instead in cash), $33,423 of a special car allowance (which Mr. Chhibbar elected to receive instead of cash) and $30,417 of a cash supplementary allowance.

(3)	The amount set forth in the “Salary” column for Mr. Bagai includes $109,793 of base salary, $9,146 of leave travel allowance (which Mr. Bagai elected to receive instead in cash), $273 of medical allowance (which Mr. Bagai elected to receive instead in cash), $26,607 of a special car allowance (which Mr. Bagai elected to receive instead of cash) and $91,529 of a cash supplementary allowance.

(4)	Reflects the discretionary bonuses paid in respect of 2012. For details regarding these bonuses, see “Compensation Discussion and Analysis—Discretionary Bonuses” on page 21.

(5)	Reflects the cash bonus paid for 2010 pursuant to Mr. Bloom’s employment agreement.

(6)	Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2010, 2011 and 2012, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included (i) for 2012, in footnotes 2 and 13 to the audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2013; (ii) for 2011, in footnotes 2 and 14 to the audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2012; and (iii) for 2010, in footnotes 2 and 13 to the audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2011.

(7)	Reflects the cash incentive bonuses earned in respect of 2012 and paid in 2013. For details on our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 17.

(8)	Reflects the present value of accruals under the Gratuity Plan for Indian Employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension Benefits For Fiscal Year 2012” beginning on page 34.

(9)	No tax gross-up payments were made to our named executive officers in 2012.

(10)	Amount for Mr. Kapoor includes costs associated with use of an automobile and driver in India and in the United States in the aggregate amount of $75,858. Other items include employer contributions to our 401(k) plan, life insurance premiums, medical insurance premiums ($24,624 in the aggregate), leave travel allowance ($25,586), housing allowance ($41,551), expenses while traveling out of the United States for work (including business class airfare), payment of a club membership, and telecommuting costs.

(11)	Amount for Mr. Chhibbar includes contributions to the Gratuity Plan for Indian Employees ($15,957), health insurance, housing allowance ($12,762), telephone costs, and costs associated with use of an automobile and driver in India ($11,718).

(12)	Amount for Mr. Bagai includes contributions to the Gratuity Plan for Indian Employees ($13,175), health insurance, housing allowance ($39,280), telephone costs, and costs associated with use of an automobile and driver in India ($18,572).

(13)	Amount for Mr. Bloom includes $8,364 for tax planning and legal fees and $16,068 for medical insurance premiums, as well as employer contributions to our 401(k) plan ($8,500) and life insurance premiums.

(14)	Amount for Mr. de Villa includes employer contributions to our 401(k) plan ($8,500), life insurance and medical insurance premiums ($5,084).

For this executive compensation disclosure, U.S. dollar figures have been converted from Indian rupees at a rate of 54.99 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect on December 31, 2012.

Grants of Plan-Based Awards Table for Fiscal Year 2012

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2012:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)		All Other Option Awards: Number of Securities Underlying Options (#) (4)(5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maximum ($)
Rohit Kapoor	—	—	437,773	875,546
	2/7/12				37,500	(2)			928,875
	2/7/12				3,730	(3)			92,392
	2/7/12						97,500	24.77	997,850
Vishal Chhibbar	—	—	152,710	305,420
	2/7/12				4,250	(2)			105,273
	2/7/12				1,660	(3)			41,118
	2/7/12						11,050	24.77	113,090
Pavan Bagai	—	—	243,160	486,320
	2/7/12				12,500	(2)			309,625
	2/7/12				2,450	(3)			60,687
	2/7/12						32,500	24.77	332,617
William A. Bloom	—	—	383,453	766,906
	2/7/12				12,500	(2)			309,625
	2/7/12				3,730	(3)			92,392
	2/7/12						32,500	24.77	332,617
Rembert de Villa	—	—	279,003	558,006
	2/7/12				3,750	(2)			92,888
	2/7/12				2,650	(3)			65,641
	2/7/12						9,750	24.77	82,041

(1)	These amounts reflect the target and maximum cash incentive bonuses set for 2012. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive Bonus” beginning on page 17.

(2)	Represents annual awards of restricted stock units granted under the 2006 Plan, subject to the vesting set forth in footnote 5.

(3)	Represents bonus-related restricted stock units, granted in respect of 2011 performance. Such restricted stock units were granted under the 2006 Plan, subject to the vesting set forth in footnote 5.

(4)	Represents options granted under the 2006 Plan, subject to the vesting set forth in footnote 5.

(5)	The vesting schedules of the stock and option grants mentioned in the table are as follows (subject to continued employment through each applicable vesting date):

Name	Grant Date	Vesting Start Date	Vesting Schedule
Rohit Kapoor	2/7/2012 2/7/2012 2/7/2012	2/7/2012 2/7/2012 2/7/2012	Option: Vesting over 4 years – 25% each year Restricted Stock Units (Annual Award): Vesting over 4 years – 25% each year Restricted Stock Units (Bonus-Related): Vesting over 3 years – 33.33% each year
Vishal Chhibbar	2/7/2012 2/7/2012 2/7/2012	2/7/2012 2/7/2012 2/7/2012

Option: Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Annual Award): Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year

Pavan Bagai	2/7/2012 2/7/2012 2/7/2012	2/7/2012 2/7/2012 2/7/2012

Option: Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Annual Award): Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year

William A. Bloom	2/7/2012 2/7/2012 2/7/2012	2/7/2012 2/7/2012 2/7/2012

Option: Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Annual Award): Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year

Rembert de Villa	2/7/2012 2/7/2012 2/7/2012	2/7/2012 2/7/2012 2/7/2012

Option: Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Annual Award): Vesting over 4 years – 10%, 20%, 30% and 40%

Restricted Stock Units (Bonus Related): Vesting over 3 years – 33.33% each year

(6)	The exercise price of options granted was set equal to the average of the high and low sales prices of our common stock on the trading day immediately preceding the date of grant. The closing price on February 7, 2012 was $24.79.

Employment Agreements

Rohit Kapoor

Mr. Kapoor serves as our Vice Chairman and CEO, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective September 30, 2006, which has been amended from time to time. Mr. Kapoor’s employment agreement will be automatically extended for successive 12-month periods at the end of any fixed term unless either party provides the other with 120 days’ notice of its desire not to extend the agreement.

Salary and Bonus. Mr. Kapoor’s base salary was increased from $500,000 to $520,000, effective April 2012. Mr. Kapoor’s base salary can be increased at our sole discretion and cannot be decreased unless a company-wide decrease in pay is implemented. His base salary must not be less than the base salary of any other employee of the Company subject to Section 16 of the Securities Exchange Act of 1934, other than those who become employed by the Company by means of an acquisition of a corporation or business and become employees of the Company subject to a preexisting employment arrangement. Mr. Kapoor can earn an annual cash bonus, with a target of 85% of base salary and a maximum of 170% of base salary, based upon the attainment of criteria determined by our Compensation Committee.

Equity Grants. Mr. Kapoor remains eligible to receive stock options and/or restricted stock awards annually during the term, in amounts and forms we determine. Any stock options will be granted with an exercise price equal to the fair market value of our common stock at the time of grant. Any future stock option or restricted stock awards will vest 25% per year over four years, unless otherwise agreed.

Benefits. Mr. Kapoor is eligible to participate in all employee benefit plans we provide to senior executives and employees generally. If we require Mr. Kapoor to relocate, we will pay the relocation costs. We will reimburse him for the after-tax cost of maintaining his existing home. He will need to use his best efforts to mitigate our cost by either renting or selling his home.

Personal Benefits.

We provide Mr. Kapoor with certain personal benefits, including:

•	certain club memberships;

•	furniture and equipment for a home office;

•	term life insurance policy with a face value of $500,000;

•

education allowance for private school tuition for executive’s children through secondary school during the period when the executive and his immediate family live outside the United States in connection with Company business;

•	once-a-year business class airfare between the United States and India (or India and the United States, as applicable) for the executive and his family;

•	reimbursement of additional taxes the executive must pay because he either works or lives in India or travels to India for work;

•	up to $12,000 for personal tax and estate planning expenses during the term of the agreement;

•	expenses associated with maintaining an automobile in the United States (including up to $1,400 per month for lease or loan payments for Mr. Kapoor);

•	up to $12,000 per year for expenses associated with maintaining an automobile in India (including the cost of a driver);

•	personal security for the executive and his family while in India;

•	reimbursement for first-class business travel; and

•	$150 per diem billeting allowance for each night that the executive does not stay in a hotel during travel to India on Company business, thereby saving us from incurring boarding and lodging expenses.

Mr. Kapoor’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

Vishal Chhibbar

Mr. Chhibbar serves as our Executive Vice President and Chief Financial Officer, and is based in India. We entered into an employment agreement with him, effective May 1, 2009, which will continue until termination.

Salary, Bonus and Equity. Mr. Chhibbar’s annual fixed compensation was increased from $281,869 to $300,055, effective April 2012. Mr. Chhibbar’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Chhibbar can earn an annual cash bonus, with a target of 50% of annual fixed compensation and a maximum of 100% of annual fixed compensation, based upon the attainment of criteria determined by our Compensation Committee. Mr. Chhibbar is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Chhibbar’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

Pavan Bagai

Mr. Bagai serves as our President and Chief Operating Officer, and is based in India. We entered into an employment agreement with him, effective July 31, 2002 and a severance letter, effective March 15, 2011, each of which will continue until termination.

Salary, Bonus and Equity. Mr. Bagai’s annual fixed compensation was increased from $300,055 to $318,240, effective April 2012. Mr. Bagai’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Bagai can earn an annual cash bonus, with a target of 75% of annual fixed compensation and a maximum of 150% of annual fixed compensation, based upon the attainment of criteria determined by our Compensation Committee. Mr. Bagai is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Bagai’s employment and severance agreements also include severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

William A. Bloom

Mr. Bloom serves as our President, Global Client Services, and is based at our executive offices in New York, New York. We entered into an employment agreement with Mr. Bloom, effective July 12, 2010, which will continue until termination.

Salary, Bonus and Equity. Mr. Bloom’s base salary was increased from $500,000 to $515,000, effective April 2012. Mr. Bloom’s base salary is reviewed annually for increase. Mr. Bloom can earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of criteria determined by our Compensation Committee. Mr. Bloom is also eligible, subject to performance and other conditions, to receive an annual target equity award of 25,000 restricted stock units.

Mr. Bloom’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

Rembert de Villa

Mr. de Villa serves as our Executive Vice President, Head of Insurance and Healthcare and Chief Strategy Officer, and is based at our executive offices in New York, New York. We entered into an offer letter with him, effective as of March 20, 2008, and severance letter, effective as of March 15, 2011.

Salary, Bonus and Equity. Mr. de Villa’s base salary was increased from $362,950 to $375,000, effective April 1, 2012. Mr. de Villa can earn an annual cash bonus, with a target of 75% of base salary and a maximum of 150% of base salary, based upon the attainment of criteria determined by our Compensation Committee. Mr. de Villa is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. de Villa’s offer and severance letters also include severance and termination provisions which are described below under “Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End” beginning on page 34.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Rohit Kapoor	150,000	0	11.88	7/26/2016
	150,000	0	16.96	1/23/2018
	147,300	49,100	8.75	2/10/2019
	24,375	73,125	19.76	2/3/2021
	0	97,500	24.77	2/7/2022
					37,500	993,750
					28,125	745,313
					3,101	82,177
					37,500	993,750
					3,730	98,845
Vishal Chhibbar	43,509	40,000	9.59	6/1/2019
	1,105	9,945	19.76	2/3/2021
	0	11,050	24.77	2/7/2022
					7,000	185,500
					3,825	101,363
					1,374	36,411
					4,250	112,625
					1,660	43,990
Pavan Bagai	30,000	0	11.88	7/26/2016
	15,000	10,000	8.75	2/10/2019
	18,000	12,000	8.75	2/10/2019
	3,250	29,250	19.76	2/3/2021
	0	32,500	24.77	2/7/2022
					8,750	231,875
					11,250	298,125
					1,594	42,241
					12,500	331,250
					2,450	64,925
William A. Bloom	75,000	175,000	17.75	7/12/2020
	3,250	29,250	19.76	2/3/2021
	0	32,500	24.77	2/7/2022
					11,250	298,125
					3,154	83,581
					12,500	331,250
					3,730	98,845
Rembert de Villa	40,000	0	23.82	4/24/2018
	15,000	10,000	8.75	2/10/2019
	15,000	10,000	8.75	2/10/2019
	1,105	9,945	19.76	2/3/2021
	0	9,750	24.77	2/7/2022
					5,600	148,400
					3,825	101,363
					2,194	58,141
					3,750	99,375
					2,650	70,225

(1)	The stock option awards in this table became or will become vested and exercisable in accordance with the following schedules:

Option Expiration Date (mm/dd/yyyy)	Vesting Schedule of Original Grant

7/26/2016	100% of the award became vested on July 26, 2010.

1/23/2018	100% of the award became vested on January 23, 2012.

4/24/2018	100% of the award became vested on April 24, 2012.

2/10/2019	For Mr. Kapoor, 25% of his options vested on each of February 10, 2010, February 10, 2011, and February 10, 2012. The remaining 25% of the options will vest on February 10, 2013.

Options granted to the named executive officers other than Mr. Kapoor vested as to 10% on February 10, 2010, an additional 20% on February 10, 2011, and an additional 30% on February 10, 2012. The remaining 40% of the options will vest on February 10, 2013.

6/1/2019	10% of the options vested on June 1, 2010, an additional 20% of the options vested on June 1, 2011, and an additional 30% of the options vested on June 1, 2012. The remaining 40% of the options will vest on June 1, 2013.

7/12/2020	10% of the options vested on July 12, 2011, and an additional 20% of the options vested on July 12, 2012. An additional 30% of the options will vest on July 12, 2013 and the remaining 40% of the options will vest on July 12, 2014.

2/3/2021	For Mr. Kapoor, 25% of his options vested on February 3, 2012. 25% of his options will vest on each of February 3, 2013, February 3, 2014, and February 3, 2015.

Options granted to the named executive officers other than Mr. Kapoor vested 10% on February 3, 2012. An additional 20% of the options will vest on February 3, 2013, an additional 30% of the options will vest on February 3, 2014, and the remaining 40% of the options will vest on February 3, 2015.

2/7/2022	For Mr. Kapoor, 25% of his options will vest on each of February 7, 2013, February 7, 2014, February 7, 2015, and February 7, 2016.

Options granted to the named executive officers other than Mr. Kapoor will vest 10% on February 7, 2013, an additional 20% of the options will vest on February 7, 2014, an additional 30% of the options will vest on February 7, 2015, and the remaining 40% of the options will vest on February 7, 2016.

(2)	The restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules:

Name	# of Units Unvested as of 12/31/12	Vesting Schedule of Original Grant
Rohit Kapoor	37,500	25% of the restricted stock units vested on each of February 4, 2011, and February 4, 2012. 25% of the restricted stock units will vest on each of February 4, 2013, and February 4, 2014.

	28,125	25% of the restricted stock units vested on February 3, 2012. 25% of the restricted stock units will vest on each of February 3, 2013, February 3, 2014, and February 3, 2015.

	3,101	33% of the restricted stock units vested on February 3, 2012. 33% of the restricted stock units will vest on each of February 3, 2013, and February 3, 2014.

	37,500	25% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, February 7, 2015, and February 7, 2016.

Name	# of Units Unvested as of 12/31/12	Vesting Schedule of Original Grant

	3,730	33% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, and February 7, 2015.

Vishal Chhibbar	7,000	10% of the restricted stock units vested on February 4, 2011, and an additional 20% of the restricted stock units vested on February 4, 2012. An additional 30% of the restricted stock units will vest on February 4, 2013, and the remaining 40% of the restricted stock units will vest on February 4, 2014.

	3,825	10% of the restricted stock units vested on February 3, 2012. An additional 20% of the restricted stock units will vest on February 3, 2013, an additional 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	1,374	33% of the restricted stock units vested on February 3, 2012. 33% of the restricted stock units will vest on each of February 3, 2013, and February 3, 2014.

	4,250	10% of the restricted stock units will vest on February 7, 2013, an additional 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	1,660	33% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, and February 7, 2015.

Pavan Bagai	8,750	10% of the restricted stock units vested on February 4, 2011, and an additional 20% of the restricted stock units vested on February 4, 2012. An additional 30% of the restricted stock units will vest on February 4, 2013, and the remaining 40% of the restricted stock units will vest on February 4, 2014.

	11,250	10% of the restricted stock units vested on February 3, 2012. An additional 20% of the restricted stock units will vest on February 3, 2013, an additional 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	1,594	33% of the restricted stock units vested on February 3, 2012. 33% will vest on each of February 3, 2013, and February 3, 2014.

	12,500	10% of the restricted stock units will vest on February 7, 2013, an additional 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	2,450	33% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, and February 7, 2015.

William A. Bloom	11,250	10% of the restricted stock units vested on February 3, 2012. An additional 20% of the restricted stock units will vest on February 3, 2013, an additional 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	3,154	33% of the restricted stock units vested on February 3, 2012. 33% of the restricted stock units will vest on each of February 3, 2013, and February 3, 2014.

	12,500	10% of the restricted stock units will vest on February 7, 2013, an additional 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	3,730	33% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, and February 7, 2015.

Name	# of Units Unvested as of 12/31/12	Vesting Schedule of Original Grant

Rembert de Villa	5,600	10% of the restricted stock units vested on February 4, 2011, and an additional 20% of the restricted stock units vested on February 4, 2012. An additional 30% of the restricted stock units will vest on February 4, 2013, and the remaining 40% of the restricted stock units will vest on February 4, 2014.

	3,825	10% of the restricted stock units vested on February 3, 2012. An additional 20% of the restricted stock units will vest on February 3, 2013, an additional 30% of the restricted stock units will vest on February 3, 2014, and the remaining 40% of the restricted stock units will vest on February 3, 2015.

	2,194	33% of the restricted stock units vested on February 3, 2012. 33% of the restricted stock units will vest on each of February 3, 2013, and February 3, 2014.

	3,750	10% of the restricted stock units will vest on February 7, 2013, an additional 20% of the restricted stock units will vest on February 7, 2014, an additional 30% of the restricted stock units will vest on February 7, 2015, and the remaining 40% of the restricted stock units will vest on February 7, 2016.

	2,650	33% of the restricted stock units will vest on each of February 7, 2013, February 7, 2014, and February 7, 2015.

(3)	The price used in determining the market values set forth in this table is $26.50, which was the closing price of our stock on December 31, 2012.

Option Exercises and Stock Vested During Fiscal Year 2012

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rohit Kapoor	—	—	9,375 1,549 18,750	228,469 37,749 459,844
Vishal Chhibbar	2,700 1,800 1,341	72,903 50,220 38,621	425 686 2,000	10,357 16,718 49,050
Pavan Bagai	—	—	1,250 796 2,500 8,000	30,463 19,399 61,313 220,960
William A. Bloom	—	—	1,250 1,576	30,463 38,407
Rembert de Villa	—	—	425 1,096 1,600 1,600	10,357 26,710 39,240 44,192

Pension Benefits For Fiscal Year 2012

The following table discloses the present value of accumulated benefits payable to each of the named executive officers and the years of service credited to each named executive under the Gratuity Plan for Indian Employees as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vishal Chhibbar	Gratuity Plan for Indian Employees	4	25,966	0
Pavan Bagai	Gratuity Plan for Indian Employees	10	53,550	0

(1)	Consists of the number of years of service credited as of December 31, 2012 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

(2)	Liabilities with regard to the Gratuity Plans are determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 10 to the audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2013.

We are required to provide all Indian employees with benefits under the Gratuity Plan, a defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as the executive’s annual base salary (determined based on the executive’s most recent monthly base salary) divided by 26, multiplied by 15, and the product multiplied by the executive’s completed years of continuous service with the Company. An executive has a vested and nonforfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Chhibbar’s and Mr. Bagai’s accumulated benefits has been determined based on their monthly base salary rates in effect on December 31, 2012, which were $11,252 and $9,282, respectively. Mr. Chhibbar’s Gratuity Plan benefit will only be payable after he has been credited with five years of continuous service with the Company.

Potential Payments upon Termination or Change in Control at Fiscal 2012 Year-End

Rohit Kapoor

Severance. If Mr. Kapoor’s employment were terminated by us without “cause” or by the executive for “good reason” (in each case, as described below) on December 31, 2012, he would have been entitled to severance consisting of:

•	continuation of his base salary for 24 months;

•	his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments;

•

costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer; and

•	continuation of life insurance coverage until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer.

“Cause” will occur when:

•	there is a final nonappealable conviction of, or pleading of no contest to, (1) a felony, or (2) a crime of moral turpitude that causes serious economic injury or serious injury to our reputation;

•	the executive engages in fraud, embezzlement, self-dealing, gross negligence, dishonesty or other gross and willful misconduct that causes serious and demonstrable injury to us;

•	the executive materially violates any of our material policies;

•

the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•	the executive fails to reasonably cooperate in a governmental investigation involving us;

•

the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•	the executive fails to follow our board of directors’ lawful instructions and does not remedy the failure for 15 days after we give him written notice;

•	the executive’s use of alcohol or drugs materially interferes with the performance of his duties; or

•	the executive fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors.

“Good reason” means:

•

the executive’s duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•	the executive’s base salary is reduced (other than in connection with a Company-wide decrease in pay), or his target annual bonus opportunity is reduced below 75% of his base salary;

•

the office or location where the executive is based (whether in the metropolitan New York City area or Delhi, India) is moved more than 30 miles, and the new location is more than 30 miles from his primary residence (however, any relocation between the metropolitan New York City area and Delhi, India would not constitute “good reason,” as described further below); or

•	we breach any material term of the executive’s employment agreement.

For Mr. Kapoor, “good reason” does not include a request by our board of directors that he relocate to India. Also, successive relocations of Mr. Kapoor between the metropolitan New York City area and the metropolitan Delhi, India area will also not constitute good reason, as long as each location where we base Mr. Kapoor is within 30 miles of the last business location at which Mr. Kapoor was based in that metropolitan area and within 30 miles of Mr. Kapoor’s principal residence in that metropolitan area.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 15 days to remedy the problem.

Change-in-Control Severance. If a termination described above occurs within 12 months following a “change in control” that satisfies the requirements of Section 409A of the U.S. tax code, the executive will receive, in lieu of the severance described above, (1) a lump sum payment of $999,000, and (2) the costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer. If the change in control referenced in the preceding sentence does not satisfy the requirements of Section 409A of the U.S. tax code, the $999,000 payment will not be paid in a lump sum but will instead be paid ratably for 24 months.

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement and the 2006 Plan) means any of the following events:

•

any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised; provided, that certain acquisitions by our stockholders, Oak Hill Partners, L.P. and its affiliates will not trigger a change in control;

•

a majority of the members of our board of directors changes, except that the election of any new director whose election or nomination was approved by at least two-third of our incumbent directors will not be regarded towards a change in the majority for these purposes;

•	our dissolution or liquidation;

•	the sale, transfer or other disposition of all or substantially all of our business or our assets; or

•

consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction:

•

more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders;

•

no person or group is or becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the parent or surviving company; and

•	at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

Death or Disability. If Mr. Kapoor’s employment terminates due to his death or is terminated by either the executive or us due to his disability, he will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Post-Termination Health Benefits. When Mr. Kapoor’s employment ends for any reason other than termination by us for cause or a voluntary termination by the executive, we will pay on behalf of the executive and his eligible dependents the cost of continued coverage under our group health plan for 18 months in accordance with applicable U.S. federal law governing continuation of group health plan coverage (“COBRA”). These payments will end when the executive becomes eligible for comparable health benefits from another employer. If the executive elects coverage under COBRA, we have agreed to help him obtain an individual health policy at his cost when his COBRA coverage expires.

Noncompetition and Nonsolicitation Provisions. Mr. Kapoor is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement, nonsolicitation and no-hire restrictions during his employment and for one year thereafter. However, if we do not renew Mr. Kapoor’s employment agreement term upon its scheduled expiration, the noncompetition restrictions will not apply unless we continue to pay him his base salary during the one-year noncompetition period.

Equity Award Treatment

If Mr. Kapoor’s employment ends at the expiration of the term of his employment agreement because we give a notice of nonrenewal of the term of that agreement, or if a change in control occurs (as defined in the 2006 Plan), any portion of his stock options and restricted stock unit awards that would have vested in the one-year period following the termination of employment or change in control (as applicable) will become vested on the termination date or the consummation of the change in control (as applicable).

If Mr. Kapoor’s employment is terminated by us without cause (as defined on page 35 above) in specific contemplation of or following a change in control, or if Mr. Kapoor resigns for good reason (as defined on page 35 above, as it applies to Mr. Kapoor) following a change in control, his stock options and restricted stock units will become fully vested and exercisable. Mr. Kapoor will need to execute a standard release of employment-related claims in order for his stock option and restricted stock units to vest in such a case.

In quantifying potential payments for purposes of this disclosure, we have quantified our equity-based payments by using the closing price of our stock on December 31, 2012, which was $26.50.

Indicative Payouts for Rohit Kapoor

The following table summarizes the amounts payable to Mr. Kapoor upon a change in control or termination of his employment with us on December 31, 2012:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	1,040,000	—	999,000	999,000	1,040,000

Bonus payout	371,218	371,218	—	371,218	—	—	—	371,218

Life insurance	—	—	—	392	—	—	—	—

Health insurance	21,080	21,080	21,080	21,080	—	21,080	21,080	21,080

Stock options (unvested and accelerated)	—	—	1,077,981	—	1,077,981	1,533,064	1,533,064	1,533,064

Restricted stock units (unvested and accelerated)	—	—	1,067,744	—	1,067,744	2,913,834	2,913,834	2,913,834

Government Required Payouts	—	—	—	—	—	—	—	—

Vishal Chhibbar

Either Mr. Chhibbar or we may terminate Mr. Chhibbar’s employment at any time (though Mr. Chhibbar must give us three months’ advance notice upon a termination without good reason). If Mr. Chhibbar’s employment with the Company is terminated by the Company without “cause” or by Mr. Chhibbar for “good reason,” as summarized below, Mr. Chhibbar will receive a cash severance payment equal to one times his total annual fixed compensation then in effect, paid in installments over a 12-month period.

On a “change in control” (as defined in the 2006 Plan), the vesting of all of Mr. Chhibbar’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Chhibbar’s awards was vesting following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Chhibbar will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Chhibbar’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Chhibbar’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Chhibbar is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

The definitions of “cause” and “good reason” described below apply to Messrs. Chhibbar, Bagai, Bloom and de Villa, unless stated otherwise.

“Cause” will occur when:

•	there is a final nonappealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony;

•	the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us;

•	the executive materially violates any of our material policies;

•

the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest;

•	the executive fails to reasonably cooperate in a governmental investigation involving us;

•

the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel);

•	the executive fails to follow his supervisor’s (or our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him written notice; or

•	the executive’s use of alcohol or drugs materially interferes with the performance of his duties.

“Good reason” means, without the executive’s prior written consent:

•

the executive’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, or our president and CEO (or in the case of Mr. de Villa, he is required to report to anyone other than our President, Global Client Services);

•

the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the 2006 Plan), his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities;

•	the executive’s base salary or annual cash bonus opportunity is reduced, other than in connection with a proportionate reduction impacting all members of our executive committee; or

•	we breach any material term of the executive’s employment agreement or severance agreement.

If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem (15 days for Mr. Chhibbar).

Indicative Payouts of Vishal Chhibbar

The following table summarizes the amounts payable to Mr. Chhibbar upon a change in control or termination of his employment with us on December 31, 2012:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	300,055	—	300,055	300,055	300,055
Bonus payout			—	—	—	—	—	—
Life insurance	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	693,207	762,546	762,546	762,546
Restricted stock units (unvested and accelerated)	—	—	—	—	146,121	479,889	479,889	479,889
Government required payouts	—	—	—	—	—	—	—	—

Pavan Bagai

Either Mr. Bagai or we may terminate Mr. Bagai’s employment at any time with one month’s notice (or pay one month’s salary in lieu of notice). If Mr. Bagai is terminated by us without “cause” (other than due to disability) at any time following a change in control or in specific contemplation of a change in control, or if Mr. Bagai resigns for “good reason” following a “change in control” (as defined in the 2006 Plan), Mr. Bagai will receive a cash severance payment equal to twelve months’ of his then-current annual fixed compensation, payable in twelve equal monthly installments.

On a change in control (as defined in the 2006 Plan), the vesting of all of Mr. Bagai’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Bagai’s awards was following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Bagai will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Bagai’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Bagai’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bagai is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

Indicative Payouts for Pavan Bagai

The following table summarizes the amounts payable to Mr. Bagai upon a change in control or termination of his employment with us on December 31, 2012:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	—	—	318,240	318,240	318,240
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	439,933	643,870	643,870	643,870
Restricted stock units (unvested and accelerated)	—	—	—	—	241,468	968,416	968,416	968,416
Government required payouts(1)	53,550	53,550	—	53,550	—	53,550	53,550	53,550

(1)	Represents distributions under the Gratuity Plan, which is due to Mr. Bagai because he has earned over five years of credited service.

William A. Bloom

Either Mr. Bloom or we may terminate Mr. Bloom’s employment at any time (though Mr. Bloom must give us 90 days’ advance notice). If Mr. Bloom’s employment with the Company is terminated by the Company without “cause” (other than death or disability) or by Mr. Bloom for “good reason,” Mr. Bloom will receive a cash severance payment equal to twelve months of Mr. Bloom’s annual base salary, payable in accordance with our regular payroll practices.

On a “change in control” (as defined in the 2006 Plan), the vesting of all of Mr. Bloom’s outstanding equity awards will be advanced by one year. For example, if one of Mr. Bloom’s awards was vesting following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. Bloom will be 30% vested in the award immediately after the change in control. In addition, all of Mr. Bloom’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. Bloom’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bloom is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

Indicative Payouts for William A. Bloom

The following table summarizes the amounts payable to Mr. William Bloom upon a change in control or termination of his employment with us on December 31, 2012:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination for Good Reason or Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	515,000	—	515,000	515,000	515,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	705,683	1,784,620	1,784,620	1,784,620
Restricted stock units (unvested and accelerated)	—	—	—	—	174,079	811,801	811,801	811,801
Government required payouts	—	—	—	—	—	—	—	—

Rembert de Villa

Either Mr. de Villa or we may terminate Mr. de Villa’s employment at any time. If we terminate Mr. de Villa’s employment without “cause,” Mr. de Villa will receive a cash severance payment equal to three months of base salary, payable in accordance with our regular payroll practices. If Mr. de Villa is terminated by us without “cause” at any time following a “change in control” (as defined in the 2006 Plan) or in specific contemplation of a change in control, or if Mr. de Villa resigns for “good reason” after six months following a change in control, Mr. de Villa will receive (a) a one-time lump sum severance payment equal to three months of his then-current base salary and (b) beginning on the three-month anniversary of his termination, payment of his then-current base salary for nine months through our regular payroll practices. Beginning three months after his termination, Mr. de Villa is required to actively seek comparable employment, and upon subsequent employment, we will reduce his continued salary payments by any base salary Mr. de Villa receives from another employer during such severance period.

On a change in control (as defined in the 2006 Plan), the vesting of all of Mr. de Villa’s outstanding equity awards will be advanced by one year. For example, if one of Mr. de Villa’s awards was following Standard Graded Vesting and he had been 10% vested in the award immediately prior to the change in control, Mr. de Villa will be 30% vested in the award immediately after the change in control. In addition, all of Mr. de Villa’s outstanding equity awards will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or if, following a change in control, he voluntarily terminates his employment for good reason.

Mr. de Villa’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. de Villa is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for one year following termination of his employment.

Indicative Payouts for Rembert de Villa

The following table summarizes the amounts payable to Mr. de Villa upon a change in control or termination of his employment with us on December 31, 2012:

Payments upon Termination	Death ($)	Disability ($)	Expiration of the Employment Terms ($)	Termination Without Cause ($)	Change in Control ($)	Termination Without Cause Following Change in Control ($)	Termination for Good Reason Following Change in Control ($)	Termination Without Cause in Specific Contemplation of Change in Control ($)
Base salary payout	—	—	—	93,750	—	375,000	375,000	375,000
Bonus payout	—	—	—	—	—	—	—	—
Life insurance coverage	—	—	—	—	—	—	—	—
Health insurance	—	—	—	—	—	—	—	—
Stock options (unvested and accelerated)	—	—	—	—	371,582	438,897	438,897	438,897
Restricted stock units (unvested and accelerated)	—	—	—	—	148,506	477,504	477,504	477,504
Government required payouts	—	—	—	—	—	—	—	—

Director Compensation for Fiscal Year 2012

The following table sets forth information for compensation earned in fiscal year 2012 by our non-executive directors:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	Total ($)
Vikram Talwar	82,500	109,720	—	192,220
Edward Dardani	—	—	—	—
Steven Gruber	13,750	—	—	13,750
Kiran Karnik	—	115,400	52,376	167,776
David Kelso	—	97,140	67,339	164,479
Clyde Ostler	63,750	109,440	—	173,190
Mohanbir Sawhney	25,000	108,440	37,412	170,852
Garen Staglin	62,500	89,680	—	152,180

(1)	Rohit Kapoor’s compensation during 2012 was based solely on his role as Vice Chairman and CEO, as disclosed in the “Summary Compensation Table for Fiscal Year 2012” beginning on page 25 and discussed in “Compensation Discussion and Analysis” beginning on page 13. He does not receive any additional compensation for his services as a director.

Edward Dardani resigned as a member of the Board effective as of June 15, 2012. Steven Gruber resigned as a member of the Board effective as of September 25, 2012.

(2)	Amounts reflect the aggregate grant date fair value of stock awards and option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included in footnotes 2 and 13 to our audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2013. Each director (other than Messrs. Dardani and Gruber) was granted only one stock award in 2012. Each of Messrs. Karnik, Kelso and Sawhney was granted only one option award in 2012.

(3)	The outstanding equity awards held by our directors on December 31, 2012 is set forth on the table below:

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have Not Vested
Vikram Talwar	—	—	4,000
Edward Dardani	—	—	4,000
Steven Gruber	—	—	4,000
Kiran Karnik	61,674	—	4,000
David Kelso	55,085	—	4,000
Clyde Ostler	62,723	—	4,000
Mohanbir Sawhney	26,051	—	4,000
Garen Staglin	62,723	—	4,000

Non-employee directors are eligible to receive an annual retainer fee in the amount of $45,000, the non-executive chairman of our board of directors is eligible to receive an additional annual fee of $30,000 and effective February 27, 2013, the lead director of our board of directors is eligible to receive an additional annual fee of $25,000. New non-employee directors who join our board of directors during a calendar quarter are eligible to receive the full fee for such calendar quarter. The chairperson of our Audit Committee is eligible to receive an additional annual fee of $15,000, and other members of our Audit Committee are eligible to receive an additional annual fee of $10,000. The Chairpersons of committees other than our Audit Committee are eligible to receive an additional annual fee of $10,000, and members of committees other than our Audit Committee are eligible to receive an additional annual fee of $7,500. There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). Each member of our board of directors may elect to receive all or a portion of his or her annual fees earned for service on our board of directors during a subsequent calendar year, whether as part of the annual retainer or committee chairperson fee or otherwise, that would otherwise be payable in cash, in the form of a grant of stock options under the 2006 Plan. We make quarterly cash payments to our directors who elect to receive a portion of their director fees in the form of cash.

Directors who elect to receive any portion of their cash director fees in the form of stock options receive a stock option grant effective as of the first business day of the following year. Each stock option grant (i) has a per share exercise price equal to the fair market value of a share of our common stock on the date of grant (which, under the 2006 Plan, is determined to be the average of the high and low prices on the trading day prior to the date of grant), (ii) vests and becomes exercisable on December 31 of the year in which the option is granted, subject to the director remaining as a member of our board through such date, and (iii) is otherwise subject to the terms and conditions of the 2006 Plan. The number of shares of our common stock subject to the stock option will be determined such that the Black-Scholes value (as determined by us) of the stock option is equal to the dollar amount of director fees the director is electing to receive as a stock option.

Effective February 27, 2013, new non-employee directors who join our board of directors are eligible to receive restricted stock units representing 4,000 shares of our common stock. During 2012, each non-employee director received a grant on the anniversary of his board service date of restricted stock units representing 4,000 shares of our common stock. The grants provide that the restricted stock units will vest on the earliest of:

•	the first anniversary of the date of grant;

•	the end of the director’s term on our board of directors; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan.

Holders of restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. The restricted stock units issued to each of our non-employee directors will settle on the earliest of:

•	such director’s death;

•	180 days following the end of such director’s term on our board of directors; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan that satisfies the requirements of Section 409A of the U.S. tax code.

Risk and Compensation Policies

Our Compensation Committee has taken into account its discussions with management regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

PRINCIPAL STOCKHOLDERS

Unless otherwise indicated, the table below sets forth, as of February 28, 2013, information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned as of February 28, 2013 are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of February 28, 2013. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares	Percentage (%)(2)
FMR LLC(3)	4,311,662	13.289
Blackrock, Inc.(4)	3,755,154	11.574
Columbia Wanger Asset Management LLC(5)	3,229,160	9.953
Wasatch Advisors, Inc.(6)	1,770,748	5.458
Lord, Abbett & Co. LLC(7)	1,760,148	5.425
Wellington Management Company, LLP(8)	1,615,507	4.979
TimesSquare Capital Management, LLC(9)	1,610,293	4.963
Vikram Talwar(10)	105,350	*
Rohit Kapoor(11)	2,231,189	6.877
Pavan Bagai(12)	194,779	*
Amit Shashank(13)	73,124	*
Vikas Bhalla(14)	26,739	*
Rembert de Villa(15)	102,484	*
Vishal Chhibbar(16)	40,997	*
William Bloom(17)	106,879	*
Kiran Karnik(18)	61,647	*
David B. Kelso(19)	60,085	*
Clyde W. Ostler(20)	62,723	*
Dr. Mohanbir Sawhney(21)	26,051	*
Garen K. Staglin(22)	82,723	*
Mohan A.V.K.(23)	5,000	*
Anne E. Minto	0	*
All current directors and executive officers as a group (14 persons)(24)	3,179,797	9,801

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, New York 10017.

(2)	Based on 32,444,731 shares outstanding as of February 28, 2013.

(3)	Based on the Schedule 13G/A filed on February 14, 2013. The business address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Based on the Schedule 13G/A filed on January 11, 2013. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(5)	Based on the Schedule 13G/A filed on February 14, 2013. The business address of Columbia Wanger Asset Management LLC is 227 W Monroe Street, Suite 3000, Chicago, Illinois 60606.

(6)	Based on the Schedule 13G/A filed on February 14, 2013. The business address of Wasatch Advisors Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, Utah 84111.

(7)	Based on the Schedule 13G/A filed on February 14, 2013. The business address of Lord, Abbett & Co. LLC is 90 Hudson Street, 10th Floor, Jersey City, New Jersey 07302.

(8)	Based on the Schedule 13G/A filed on February 14, 2013. The business address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(9)	Based on the Schedule 13G/A filed on February 11, 2013. The business address of TimesSquare Capital Management, LLC is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

(10)	This amount includes 49,100 shares of our common stock of which Mr. Talwar has the right to acquire beneficial ownership within 60 days.

(11)	This amount includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust. Mr. Kapoor’s spouse and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 177,134 shares of our common stock owned indirectly by Mr. Kapoor through a three-year grantor retained annuity trust. Mr. Kapoor is the sole trustee of this trust. This amount also includes 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse. Mr. Kapoor and Mr. Kapoor’s sister-in-law are the trustees of this trust and share dispositive and voting control over the shares in the trust. This amount also includes 333,185 shares of our common stock owned indirectly by Mr. Kapoor through a family trust. Barclays Wealth Trust (US), N.A. is the trustee of the family trust and Mr. Kapoor is the investment advisor to the trustee. This amount includes 569,525 shares of our common stock of which Mr. Kapoor has the right to acquire beneficial ownership within 60 days.

(12)	This amount includes 98,000 shares of our common stock of which Mr. Bagai has the right to acquire beneficial ownership within 60 days.

(13)	This amount includes 60,140 shares of our common stock of which Mr. Shashank has the right to acquire beneficial ownership within 60 days.

(14)	This amount includes 13,240 shares of our common stock of which Mr. Bhalla has the right to acquire beneficial ownership within 60 days.

(15)	This amount includes 94,290 shares of our common stock of which Mr. de Villa has the right to acquire beneficial ownership within 60 days.

(16)	This amount includes 36,929 shares of our common stock of which Mr. Chhibbar has the right to acquire beneficial ownership within 60 days.

(17)	This amount includes 88,000 shares of our common stock of which Mr. Bloom has the right to acquire beneficial ownership within 60 days.

(18)	This amount includes 61,674 shares of our common stock of which Mr. Karnik has the right to acquire beneficial ownership within 60 days.

(19)	This amount includes 55,085 shares of our common stock of which Mr. Kelso has the right to acquire beneficial ownership within 60 days.

(20)	This amount includes 62,723 shares of our common stock of which Mr. Ostler has the right to acquire beneficial ownership within 60 days.

(21)	This amount includes 26,051 shares of our common stock of which Mr. Sawhney has the right to acquire beneficial ownership within 60 days.

(22)	This amount includes 62,723 shares of our common stock of which Mr. Staglin has the right to acquire beneficial ownership within 60 days.

(23)	This amount includes 5,000 shares of our common stock of which Mr. A.V.K. has the right to acquire beneficial ownership within 60 days.

(24)	This amount includes an aggregate of 1,501,664 shares of our common stock of which our current directors and executive officers have the right to acquire beneficial ownership within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Party Transactions

We review all transactions in which we, our directors and executive officers or their immediate family members and our 5% stockholders are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and that the amount involved equals or exceeds $120,000, he will refer the transaction to our Audit Committee for approval. For each transaction, our General Counsel and Audit Committee, as applicable, will review all factors it considers appropriate, including, but not limited to, the nature of the related party transaction, the related party’s interest in the transaction and the material terms of the transaction, the importance of the transaction to us and to the related party and whether the transaction would impair the judgment of a director or executive officer to act in our best interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person and which involve amounts exceeding $120,000 in the previous fiscal year are disclosed in our proxy statement.

Related Party Transactions

None.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ExlService Holdings, Inc. oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, any stock exchange and others;

•	our compliance with legal and regulatory requirements;

•	our registered independent public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2012 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2012.

AUDIT COMMITTEE

Mr. Clyde W. Ostler (Chairman)

Mr. David B. Kelso

Dr. Mohanbir Sawhney

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Mr. Kapoor and Ms. Minto to stand for election as Class I directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these two nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by our board of directors to fill the vacancy.

General Information About Nominees

The age, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our Board of Directors.”

Name	Age	Director Since	Committee/Position
Rohit Kapoor	48	November 2002	Vice Chairman and CEO
Anne E. Minto	59	March 2013	Compensation Committee Member Nominating and Governance Committee Member

Required Vote

The affirmative vote of the plurality of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will elect the two nominees as Class I directors for the specified three-year term. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board of directors recommends a vote FOR the election of Mr. Kapoor and Ms. Minto as Class I directors of the Company.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our and our subsidiaries’ books, records and accounts for the fiscal year 2013. Our board of directors has endorsed this appointment. Ratification of the selection of Ernst & Young LLP by our stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the selection, our board of directors and our Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may nonetheless retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders. Ernst & Young LLP audited our consolidated financial statements for fiscal years 2012 and 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for fiscal years 2012 and 2011:

Fee Category	Fiscal 2012	Fiscal 2011
	(in thousands)
Audit Fees	$1,235	$1,160
Audit-Related Fees	156	88
Tax Fees	27	41
All Other Fees	—	—

Total Fees	$1,418	$1,289

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, including the audit of effectiveness of internal control over financial reporting and review of our consolidated financial statements included in our quarterly reports or services that are normally provided by our registered independent public accountants in connection with statutory or regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include SSAE 16 service organization audits, information systems audits, and federal reserve and tax certification for Indian legal entities.

Tax Fees. Consist primarily of fees for transfer pricing studies completed for our subsidiaries and other tax advisory projects.

All Other Fees. Consist of fees billed for products and services other than as reported above.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

Required Vote

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board of directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our stockholders are being provided with an advisory (non-binding) vote on the compensation of our executive officers. Although the vote is advisory and is not binding on the board of directors, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

At the 2011 Annual Meeting, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on an advisory, non-binding basis, an annual say-on-pay vote. We agree with our stockholders and have included this advisory (non-binding) vote on the compensation of our named executive officers for fiscal year 2012.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive bonuses are earned based on achievement of three core financial metrics: revenues, Adjusted EBITA and New Account Revenues. As we discuss in greater detail in our Compensation Discussion and Analysis, these three financial metrics focus our named executive officers on top-line revenues, bottom-line earnings and establishment of new strategic client relationships that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these three financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as incentive bonuses and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear beginning at page 13 of this proxy statement.

Required Vote

The approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval on an advisory basis of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for our 2014 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal must be received by the Corporate Secretary of the Company no later than January 1, 2014. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2014 Annual Meeting will be ineligible for presentation at the 2014 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of the Company at the principal executive offices of the Company. Under our by-laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us, or mailed and received by us, not less than 90 nor more than 120 days prior to the first anniversary date of the 2013 Annual Meeting of Stockholders. The stockholder’s notice must set forth, as to each proposed matter, the following: (i) the name and record address of the stockholder and/or beneficial owner proposing such business, as they appear on our books, (ii) the class and number of shares of stock held of record and beneficially owned by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of our stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business, (iv) a brief description of the stockholder business desired to be brought before the Annual Meeting, the text of the proposal (including the text of any resolutions proposed for consideration) and, in the event that such business includes a proposal to amend our by-laws, the language of the proposed amendment, and the reasons for conducting such stockholder business at the Annual Meeting, (v) any material interest of the stockholder and/or beneficial owner in such stockholder business and (vi) all other information that would be required to be filed with the SEC if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. The presiding officer of the Annual Meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F. Street, N.E.

Washington, DC 20549

or through the SEC’s Internet website at www.sec.gov.

MISCELLANEOUS

Unless specified elsewhere, certain U.S. dollar figures in this proxy statement have been converted from Indian rupees at a rate of 54.99 rupees to $1.00, the rupee to U.S. dollar exchange rate in effect as on December 31, 2012.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this proxy statement and our 2012 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2012 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to our investor relations department through our website at www.exlservice.com. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2012 Annual Report of Form 10-K may be viewed on our website at www.exlservice.com. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Amit Shashank

Executive Vice President, General Counsel and Corporate Secretary

New York, New York

April 29, 2013

Our 2012 Annual Report on Form 10-K has been mailed with this proxy statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 280 Park Avenue, 38th Floor, New York, NY 10017, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 30, 2013, the stockholder was entitled to vote at the Annual Meeting.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY EXLSERVICE HOLDINGS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS June 14, 2013				FOR	WITH- HOLD	FOR ALL EXCEPT

Vikram Talwar, Vishal Chhibbar and Amit Shashank, or any one of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of stockholders of ExlService Holdings, Inc. (the “Company”) to be held at the Mandarin Oriental, 1330 Maryland Ave, SW, Washington, D.C., 20024, on June 14, 2013 at 9:00 AM, Eastern Time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

		1.	To elect two directors (except as marked to the contrary below): Nominees (1) Rohit Kapoor (2) Anne E. Minto	☐	☐	☐
All capitalized terms used in this proxy shall have the same meanings assigned to them in the proxy statement.			INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				FOR	AGAINST	ABSTAIN
		2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company.	☐	☐	☐
		3.	To approve the compensation of the named executive officers of the Company.	☐	☐	☐

Please be sure to sign and date this Proxy in the box below	Date	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Stockholder sign above Co-holder (if any) sign above

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3. The shares represented by this proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1, 2 and 3.

Please sign exactly as your name appears on this card.
			PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			g ☐

ñ Detach above card, sign, date and mail in postage paid envelope provided. ñ

EXLSERVICE HOLDINGS, INC.

Your Vote Is Important. Please complete, sign, date and promptly return this proxy using the enclosed postmarked envelope.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.